6.18     Loan Documents with Comerica Bank

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                                LOAN AGREEMENT

           THIS LOAN AGREEMENT ("Agreement") is made as of this 10th day of December, 1998, by and between AWG, Ltd., a Nevada corporation ("Borrower"), and COMERICA BANK, a Michigan Banking Corporation ("Lender").

1.      DEFINITIONS OF TERMS USED IN THIS AGREEMENT.

        1.1 Borrower's Interest: The rate of interest to be paid to Lender in respect to the Loan as set forth in the Notes.

        1.2 Default Interest: That rate of interest specified in the Notes which shall be in effect in the event of default hereunder.

        1.3 Environmental Indemnity: The unsecured environmental indemnity agreement executed in favor of Lender of even date herewith.

        1.4 Financial Statements: Financial statements of the Borrower and Guarantor and such other entity required by Lender including operating statements, balance sheets and such other financial reports that Lender may require.

        1.5 Governmental Authority: The authority of the United States, the State in which the Property is located, any political subdivision thereof, any city and any governmental or quasi-governmental agency, department, commission, board, bureau or instrumentality of any of them, or any court, administrative tribunal, or public utility.

        1.6 Governmental Requirements: Any present or future law, ordinance, order, rule or regulation of a Governmental Authority applicable to Borrower or the construction, maintenance, use, operation or sale of the Property.

        1.7 Guarantor(s): The Guarantor(s) of the obligations evidenced by the Notes, the Trust Deed and the Environmental Indemnity, i.e.: Joseph E. Antonini and Mario Andretti.

        1.8 Guaranty: The guaranty, if any, executed by the person or persons named herein as Guarantor(s), which guarantees the performance of Borrower's obligations specified herein.

        1.9 Improvements: the buildings/structures located on the Property.

        1.10 Litigation Amount: Fifty Thousand Dollars ($50,000).

        1.11 Loan: The total amount evidenced by the Notes, i.e.: up to Two Million Seven Hundred Thousand Dollars ($2,700,000), representing the First Non-Revolving Loan, the Second Non-Revolving Loan, and the Revolving Loan.

        1.12 Loan Documents: This Agreement, the loan documents and instruments listed in Paragraph 4.1 of this Agreement, and all documents given to Lender from time to time to secure the Loan, provided, however, that the Guaranty and the Environmental Indemnity are not Loan Documents. Notwithstanding any provision of any Loan Document, Borrower's obligations under the Environmental Indemnity are not secured by the Trust Deed.

        1.13 Loan Fee: The fee to be paid to Lender in consideration for Lender agreeing to make the Loan and entering into this Agreement, which fee shall not be subject to reduction or be refundable under any and all circumstances, and which fee is the sum of Twelve Thousand Five Hundred Dollars ($12,500), payable upon Recordation.


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        1.14 Loan-to-Value Ratio: On the First Non-Revolving Loan shall be seventy-five percent (75%). On the Second Non-Revolving Loan shall be sixty-five percent (65%).

        1.15 Major Leases: Those Leases, if any, described on Exhibit A attached hereto and made a part hereof.

        1.16 Notes: The First Non-Revolving Note, the Second Non-Revolving Note, and the Revolving Note, collectively, of even date herewith executed by Borrower as maker and payable to Lender or order, in the aggregate principal amount of the Loan.

        1.17 Personal Property: That personal property described in the Trust Deed and which is collateral for the Loan.

        1.18 Project: The Property, the Improvements and the Personal
Property.

        1.19 Property: That certain real property legally described in the Trust Deed and the Improvements thereon.

        1.20 Recordation: The act of recording the Trust Deed in the official records of the County in which the Property is situated.

        1.21 Title Insurer: The issuer of the title insurance policy required by Paragraph 7.2, i.e.: Chicago Title Company.

        1.22 Trust Deed: The deed of trust in favor of Lender of even date herewith encumbering the Property and given to secure the Notes.

2.      LOAN.

        2.1 Borrower has applied to Lender for the Loan for the purpose of refinancing the current mortgage and for other debt obligations, and for working capital.

        2.2 Lender and Borrower agree that Lender shall make the Loan to Borrower and Borrower shall accept the Loan upon the terms, conditions, covenants, representations and warranties contained herein. All Loan funds disbursed hereunder shall be evidenced by the Notes, bear interest at the rate of Borrower's Interest or Default Interest, as the case may be, and be secured by the Trust Deed.

3. LOAN PROCEEDS. Upon Recordation, Lender is authorized to disburse the Loan Proceeds pursuant to the instructions given by Borrower in the Loan Disbursement Authorization in the form attached as Exhibit B hereto and made a part hereof.

4. CONDITIONS PRECEDENT TO RECORDATION. Prior to Recordation the following conditions shall have been satisfied:

        4.1   Lender shall have received:

              4.1.1  this executed Agreement;

              4.1.2  the executed Notes;

              4.1.3  the executed Trust Deed;

              4.1.4  the executed Security Agreement;


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              4.1.5  the executed Environmental Indemnity;

              4.1.6  executed UCC-1 Financing Statements;

              4.1.7 UCC-3 search for Borrower and its general partner(s), if any;

              4.1.8  the Financial Statements;

              4.1.9 a counterpart original of insurance policies or certificates thereof for the insurance required by Paragraph 7.5 hereof;

             4.1.10 Preliminary title report issued by Title Insurer showing the condition of title to the Property with the Property's legal description and a copy of all documents listed as exceptions to said Report;

             4.1.11  [Intentionally omitted.]

             4.1.12 a "phase one" environmental assessment, in form and substance satisfactory to Lender ("Environmental Assessment") prepared by a qualified licensed environmental consultant acceptable to Lender confirming the absence of hazardous or toxic materials in, on, under or around the Property. The Environmental Assessment shall, at a minimum, include a description of current and former uses of the Property and the results of an inspection of the Property and adjacent and neighboring property sufficient to form a basis for a reasoned opinion concerning the existence of, or potential for, hazardous material contamination on or in the vicinity of the Property. In the event the Environmental Assessment indicates that the Property may be affected by hazardous or toxic materials, or is otherwise unsatisfactory to Lender, in Lender's sole discretion, Lender may require additional or further environmental testing, inspection and/or assessment of the Property.

        4.2 If required by Lender as indicated by an "X" in the box opposite the required item, Lender shall have received:

        /x/  4.2.1   Executed Guaranty;

        / /  4.2.2   A current ALTA/ACSM Land Title Survey of the Property
                     including dimensions, delineations and locations of all easements thereon, satisfactory to the Title Insurer if required by it and to Lender;

        / /  4.2.3   A complete set of the "as built" plans and
                     specifications for the Improvements;

        / /  4.2.4   An Opinion Letter from Borrower's counsel to the effect
                     set forth in Paragraphs 6.1, 6.2, 6.3, 6.4, 6.5, 6.7,
                     6.8, 6.9, 6.11 and 6.15 hereof, and containing such other opinions as may be required by Lender;

        /x/  4.2.5   If Borrower or a general partner of Borrower or any
                     Guarantor is a corporation:

             (a) a certified copy of its Articles of Incorporation and by-laws and all amendments thereof, as filed with the Office of the Secretary of State;

             (b)     a Certificate of Status; and

             (c) certified Resolution of Board of Directors of Borrower authorizing the consummation of the transactions contemplated hereby and providing for the


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                     execution of a written direction of payment if Loan
                     proceeds are to be paid to a person other than Borrower;

        / /  4.2.6   If Borrower or any Guarantor is a limited liability
                     company:

             (a) a certified copy of its Articles of Organization, as filed with the Office of the Secretary of State, and all amendments, restatements and corrections thereto;

             (b)     a copy of its by-laws and all amendments thereof, if any;

             (c) a copy of its Operating Agreement, and all amendments, restatements and corrections thereto;

             (d)     a Certificate of Status;

             (e) in the case of a member-managed limited liability company, the consent of all of the members of the limited liability company authorizing the transactions contemplated hereby and the execution of the documents contemplated by this Agreement; and

             (f) in the case of a manager-managed limited liability company, the consent of all of the managers of the limited liability company authorizing the transactions contemplated hereby and the execution of the documents contemplated by this Agreement.

        / /  4.2.7   If Borrower or a general partner of Borrower or any
                     Guarantor is a General Partnership or Joint Venture, the
                     Partnership or Joint Venture Agreement;

        / /  4.2.8   If Borrower or a general partner of Borrower or any
                     Guarantor is a Limited Partnership:

             (a)     the Limited Partnership Agreement;

             (b) a certified copy of the Certificate of Limited Partnership (LP-1), as filed with the Office of the Secretary of State; and

             (c)     a Certificate of Good Standing;

        / /  4.2.9   If Borrower or a general partner of Borrower or any
                     Guarantor is a Trust, a copy of the Trust indenture;

        / /  4.2.10  Copy of executed Major Leases;

        /x/  4.2.11  Executed Assignment of Real Property Leases and Rents;

        / /  4.2.12  Subordination, Attornment and Non-disturbance Agreements from each tenant under a Major Lease executed in recordable form and an estoppel certificate acceptable to Lender from each tenant under a Major Lease; and

        / /  4.2.13  If the Property is situated outside the State of
                     California, an opinion of local counsel of Lender's selection to the effect that (i) upon due authorization and execution by the parties thereto and upon such recording or filing thereof as may be specified in the opinion, the Notes, Trust Deed, this Agreement, the Guaranty, and the Completion


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                     Agreement will be legal, valid and binding instruments,
                     enforceable against the makers thereof in accordance with their respective terms; (ii) the Trust Deed creates the lien it purports to create on the Property, and effectively assigns the leases purported to be assigned thereby, and stating the manner of recording or filing to be effected in order to establish, preserve and protect the Lender's interest therein, and whether there is any necessity for the re-recording of the Trust Deed or re-filing requirements, if any; (iii) upon due recording or filing of the Trust Deed, it will, to the extent of all advances made hereunder, be prior to all subsequently filed constitutional or statutory liens for services rendered or materials furnished to the Property regardless of the time such services were rendered or materials furnished as the case may be; (iv) in the event of the foreclosure or other method of enforcement of the remedies provided for in the Trust Deed, any leases of the Property will, at Lender's option, remain in full force and effect between the lessees thereunder and the Lender or any purchaser of the Property pursuant to such remedial action; (v) all rights of redemption of Borrower shall be extinguished upon the consummation of the foreclosure sale of the Trust Deed; (vi) Lender, by making the Loan, (a) shall not be deemed to be doing business in that state or, if the making of the Loan constitutes doing business in that state, that the Lender has been duly qualified to do business in that state, (b) shall not become subject to the payment of any income, franchise, capital or other similar taxes or assessments with respect to its ownership of the Notes or the receipt of principal or interest thereunder other than customary corporate income taxes on the interest received thereon, (c) shall not be violating the usury laws of that state, and (vii) as to such other matters, incident to the transactions contemplated hereby, as Lender may require.

        4.3 To comply with California legislation, the title company handling funds in an escrow capacity is required to have deposited into its escrow depository account before recording a transaction immediately available funds representing disbursements to be made by it.

5. CONDITIONS PRECEDENT TO DISBURSEMENT. Prior to the disbursement of the Loan Proceeds, the following conditions shall have been satisfied:

        5.1 Title Insurer shall have issued or agreed to issue the title policy described in Paragraph 7.2 hereof, naming Lender as insured to the extent of the Loan amount.

        5.2 Lender shall have received the Loan Disbursement Authorization.

        5.3 UCC-1 Financing Statements shall have been filed with the Secretary of State for the state where the Property is situated describing the Personal Property.

        5.4 Lender shall have been furnished with a Certificate issued by the filing officer of the Secretary of State for the state in which the Property is situated showing Lender's Financing Statement as prior to all other Financing Statements in Borrower's name relative to the Personal Property.

        5.5 The representations and warranties of Borrower made in Paragraph 6 hereof shall be true and correct on and as of the date of the disbursement with the same effect as if made on such date.

6. REPRESENTATIONS AND WARRANTIES OF BORROWER. Borrower represents and warrants, which representations and warranties shall survive any investigations, inspections or inquiries made by Lender or any of its representatives or the disbursement of Loan proceeds hereunder, that:

        6.1 If Corporation: If a corporation, it is duly organized and validly existing, in good standing under the laws of the state of its incorporation, has stock outstanding which has been duly and validly issued, is qualified to do business, and is in good standing under the laws of the state in which the Property is situated, with full power and authority to consummate the transactions contemplated hereby.


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        6.2 If Limited Liability Company: If a limited liability company, it is duly organized and validly existing, in good standing under the laws of the state of its formation, and is in good standing under the laws of the state in which the Property is situated, with full power and authority to consummate the transactions contemplated hereby.

        6.3 If General Partnership: If a general partnership, it is duly organized and validly existing, with full power and authority to consummate the transactions contemplated hereby.

        6.4 If Limited Partnership: If a limited partnership, it is duly organized and validly existing, in good standing under the laws of the state in which the Property is situated, with full power and authority to consummate the transactions contemplated hereby, and each of Borrower's ownership interests has been issued in compliance with all federal and state securities laws and regulations.

        6.5 If Trust: If a trust, it is duly organized, validly existing and the trustees thereof are qualified to act as trustee, with full power and authority to consummate the transactions contemplated hereby.

        6.6 Financial Statements: The Financial Statements heretofore delivered to Lender are true and correct in all respects, have been prepared in accordance with generally accepted accounting practice, fairly present the respective financial conditions of the subjects thereof as of their respective dates; no materially adverse change has occurred in the financial conditions reflected therein since their respective dates and no additional borrowings have been made by Borrower or any Guarantor since the date thereof other than the borrowing contemplated hereby or approved by Lender.

        6.7 Litigation: There are no actions, suits or proceedings pending or, to the knowledge of Borrower, threatened against or affecting it, the Property or Guarantor, or involving the validity or enforceability of the Trust Deed or the priority of the lien thereof, at law or in equity, or before or by any Governmental Authority. To Borrower's knowledge, it is not in default with respect to any order, writ, injunction, decree or demand of any court or any Governmental Authority.

        6.8 No Breach: The consummation of the transaction hereby contemplated and performance of this Agreement and the other Loan Documents and the Environmental Indemnity will not result in any breach of, or constitute a default under any mortgage, deed of trust, lease, bank loan or security agreement, corporate charter, by laws or other instrument to which the Borrower or any Guarantor is a party or by which it may be bound or affected.

        6.9 Other Liens: Borrower has made no contract or arrangement of any kind, the performance of which by the other party thereto would give rise to a lien on the Property.

        6.10 Major Leases: The Major Leases, if any, are in full force and effect, there are no defaults under any of the provisions thereof, and all conditions to the effectiveness or continuing effectiveness thereof required to be satisfied as of the date hereof have been satisfied.

        6.11 No Default: There is no default on the part of Borrower under this Agreement, any other Loan Document, or the Environmental Indemnity and no event has occurred and is continuing which with notice or the passage of time or either would constitute a default under any thereof.

        6.12 CC&R's, Zoning: It has examined, is familiar with, and the Improvements in all respects conform to and comply with, all covenants, conditions, restrictions, reservations and zoning ordinances affecting the Property.

        6.13 Title to Personal Property: Any personal property required by Lender as additional security for the Notes is vested in Borrower free and clear of all liens, encumbrances and adverse claims and that the security interest of Lender in the personal property shall be a first lien thereon.


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        6.14 Other Financing: It has not received other financing for the
Property and/or the Improvements except as has been specifically disclosed to and approved by Lender prior to Recordation.

        6.15 Borrower's Powers; Enforceability: Borrower has full power and authority to execute this Agreement, the Notes, and the other Loan Documents and to undertake and consummate the transactions contemplated hereby and thereby, and to pay, perform and observe its conditions, covenants, agreements and obligations herein and therein contained. Each of the Loan Documents, the Environmental Indemnity and the Guaranty, if any, when executed and delivered to Lender, will constitute a legal, binding and valid obligation, enforceable in accordance with its terms.

        6.16 Finder's Fees: Borrower hereby warrants and represents that it has not dealt with any person, firm or corporation who is or may be entitled to any finder's fee, brokerage commission, loan commission or other sum in connection with the execution of this Agreement, consummation of the transactions contemplated hereby and the making of the Loan by Lender to Borrower, and Borrower does hereby indemnify and agree to hold Lender harmless from and against any and all loss, cost, liability or expense, including reasonable attorney's fees Lender may suffer or sustain should such warranty or representation prove inaccurate in whole or in part.

        6.17 Accuracy: All documents, reports, instruments, papers, information and forms of evidence delivered to Lender by Borrower with respect to the Loan are accurate and correct, are complete insofar as completeness may be necessary to give Lender true and accurate knowledge of the subject matter thereof, and do not contain any misrepresentations or omissions. Lender may rely on such documents, reports, instruments, papers, information and forms of evidence without investigation or inquiry, and any payment made by Lender in reliance thereon shall be a complete release in its favor of all sums so paid.

7. BORROWER'S COVENANTS. Borrower covenants and agrees until the full and final payment of the Loan, unless Lender waives compliance in writing, that it will

        7.1 Inspection: Permit Lender, or its representatives (and Lender shall have the right) to enter upon the Property and inspect the Property and the Improvements to determine Borrower's compliance with the Loan Documents, and will cooperate with Lender in making its inspections. Inspections by Lender shall be for the purpose of protecting the security of Lender and preserving Lender's rights under the Loan Documents. No inspection shall be deemed to constitute a waiver of any default of Borrower.

        7.2 Title Insurance: Deliver or cause to be delivered to Lender at Recordation or within a reasonable time thereafter a 1970 ALTA Lender's Policy of Title Insurance or its equivalent with a liability limit of not less than the face amount of the Notes, issued by Title Insurer, insuring Lender's interest under the Trust Deed as a valid first lien on the Property, together with such reinsurance or coinsurance agreements or endorsements to said policy as Lender may require. Said policy shall contain only such exceptions from its coverage as shall have been approved in writing by Lender. After Recordation, Borrower shall, at its own cost and expense, maintain the Trust Deed as a first lien on the Property. Borrower shall furnish to Title Insurer surveys and any other information required to enable it to issue such policy and endorsements.

        7.3 Leases: Lender has approved all of the Major Leases identified on Exhibit A. Borrower shall submit to Lender for its written approval a pro forma schedule setting forth Borrower's projections regarding leasing of the individual tenant spaces within the Improvements including, without limitation, "effective" rental rate, triple net (i.e., exclusive of all expenses, taxes, insurance, common area or other reimbursements or recoveries) or gross rents, tenant improvement allowances, lease term, and "free rent" or rent deferral periods ("Pro Forma Schedule"). All new leases and tenants of the Improvements shall be subject to Lender's written approval prior to execution of any such lease. For purposes hereof, an "Approved Lease" shall mean a lease fully executed by the tenant thereunder and Borrower on Borrower's current standard form lease for the Project, as approved by Lender, and meeting the following criteria (except as may be specifically approved otherwise by Lender):


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             7.3.1 the minimum overall average "effective" rental rate over the term of the lease shall be not less than the amount set forth in the Pro Forma Schedule, on a triple net or gross rents basis as set forth in the Pro Forma Schedule;

             7.3.2 the lease term shall be for at least the minimum term set forth in the Pro Forma Schedule;

             7.3.3 any "free rent" period or other rent deferral period provided for in the lease shall not exceed the maximum period or amount set forth in the Pro Forma Schedule;

             7.3.4 any material modifications to the approved standard form lease shall be subject to the approval of Lender; and

             7.3.5 Lender shall have approved the financial statements of the proposed tenant, which approval shall be in the sole discretion of Lender. In addition, Lender may require additional financial information concerning the proposed tenant to be provided, which shall include a minimum of one (1) year's operating statements.

        Borrower shall deliver all proposed leases to Lender for review and approval prior to execution. Proposed leases shall be delivered to Lender,
Attention: Real Estate Loan Department, or to such specific individual as may designated in writing by Lender. Lender shall approve or disapprove any lease so submitted by Borrower within ten (10) working days after Lender's receipt thereof. Failure by Lender to approve or disapprove a lease within said ten
(10) day period shall be deemed an approval of said lease.

        Borrower shall use its best and diligent efforts to lease all of the Project, in accordance with the standards for Approved Leases set forth above, and to keep the Project fully leased under leases complying with such standards. Borrower shall fully and faithfully perform each and every covenant, agreement, or obligation of lessor under any and all leases covering any portion of the Project. Upon the request of Lender, Borrower shall provide Lender with a current rent roll supplying the name of the lessee and the net monthly rental for each space and such other information as Lender may request.

        7.4 Personal Property Installation: Not install materials, personal property, equipment, or fixtures subject to any security agreement or other agreement or contract wherein the right is reserved to any person, firm or corporation to remove or repossess any such material, equipment or fixtures, or whereby title to any of the same is not completely vested in Borrower at time of installation, without Lender's written consent.

        7.5 Insurance: Prior to Recordation, procure and deliver to Lender and thereafter maintain a policy or policies of insurance in form and content and by an insurer or insurers satisfactory to Lender, including a clause giving Lender a minimum of thirty (30) days' notice if such insurance is cancelled, as follows: (i) hazard insurance in an amount not less than the face amount of the Notes or the full insurable value of the Improvements on a replacement cost basis, whichever amount is lesser, with the normal conditions including fire, extended coverage, vandalism, malicious mischief, and a lender's loss payable endorsement naming Lender as loss payee; (ii) comprehensive liability insurance on an "occurrence" basis, indicating coverage satisfactory to Lender, and naming Lender as an additional insured;
(iii) any additional or different coverage as may be specified in Lender's insurance letter; and (iv) any and all additional insurance that Lender in its reasonable judgment may from time to time require (including, without limitation, earthquake and/or flood coverage), against insurable hazards which at the time are commonly insured against in the case of property similarly situated. At Lender's request, Borrower shall supply Lender with a counterpart original of any policy.

        7.6 Maintain Records: Keep and maintain full and accurate books, accounts and records of its operations according to generally accepted accounting principles and practices for its type of business. All records relating to the income, expenses, management, operation, maintenance, repair, construction, alteration of or addition to the Property shall be kept at the principal business office of Borrower for not less than three (3) years after delivery of the annual statement required to be delivered pursuant to Paragraph 7.7. Borrower shall permit Lender and its representatives or agents to audit and/or examine from time to time upon reasonable written notice, all books






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and accounts and records pertaining to the Property and to make extracts therefrom and copies thereof. Borrower shall make all such books and records specified in the notice available at the time specified in the notice and at the place where the records are kept, or at the election of Lender, at Lender's office. If Borrower defaults in any obligations under this Agreement or the Loan Documents, Lender may perform any of the acts authorized by this paragraph at the sole cost of Borrower. Borrower shall promptly reimburse Lender for its costs and such costs shall be secured by the Trust Deed.

        7.7 Financial Information: Furnish to Lender at least annually, within ninety (90) days after the end of its fiscal year, or more frequently if requested by Lender, a full and complete financial statement concerning income, expenses, assets, and liabilities applicable or attributable to the Property and the operations thereof. Such statement shall be prepared in accordance with generally accepted accounting principles and shall be certified as true, complete and correct by Borrower.

        7.8 Taxes: Pay and discharge all lawful claims, including taxes, assessments, and governmental charges or levies imposed upon it or its income or profits or upon any properties belonging to it prior to the date upon which penalties attach thereto; provided that Borrower shall not be required to pay any such tax, assessment, charge, or levy, the payment of which is being contested in good faith and by proper proceedings.

        7.9 Notification of Default: Promptly notify Lender in writing of the occurrence of any event of default under this Agreement, the Notes, the Trust Deed or the Environmental Indemnity or of any facts then in existence which would become an event of default hereunder or thereunder upon the giving of notice or the lapse of time or both.

        7.10 Payment of Costs: Pay all costs and expenses required to satisfy the conditions of this Agreement. Without limitation of the generality for the foregoing, Borrower will pay:

             7.10.1 all taxes and recording expenses, including stamp taxes, if any;

             7.10.2 the fees and commissions lawfully due to brokers in connection with this transaction and hold Lender harmless from all such claims; and

             7.10.3 the fees of Lender's counsel in connection with the negotiation and preparation of this Agreement and the Loan Documents.

        7.11 No Conveyance or Encumbrance: Not to sell, convey, transfer, dispose of or further encumber the Property or the Improvements or any part thereof or any interest therein or enter into a lease covering all or any portion thereof or an undivided interest therein, either voluntarily, involuntarily or otherwise, or enter into an agreement so to do without the prior written consent of Lender being first had and obtained. All easements, declarations of covenants, conditions and restrictions, and private or public dedications affecting the Property shall be submitted to Lender for its approval and such approval shall be obtained prior to the execution or granting of any thereof by Borrower, accompanied by a drawing or survey showing the precise location of each thereof.

        7.12 Loan-to-Value Ratio: Maintain the ratio of (i) the then outstanding principal balance of the First Non-Revolving Loan to (ii) the value of the Property at stabilized occupancy at less than or equal to its respective Loan-to-Value Ratio; and maintain the ratio of (i) the then outstanding principal balance of the Second Non-Revolving Loan to (ii) the value of the Property at stabilized occupancy at less than or equal to its respective Loan-to-Value Ratio. Lender may from time to time determine the value of the Property at stabilized occupancy using a method which (a) conforms to then-current regulatory requirements, (b) is determined by Lender to be reasonable and appropriate under the circumstances, and (c) takes into account then-current market conditions, including vacancy factors, estimated date of stabilization, rental rates and concessions, all as determined by Lender. If Lender at any time determines that the Loan-to-Value Ratio has been exceeded, Lender may, at Lender's option, make written demand on Borrower to repay principal of the Loan in an amount sufficient to reduce the then outstanding principal balance of the Loan so that the Loan-to-Value Ratio is not exceeded. Borrower shall make any such payment of principal within fifteen (15) days after delivery of such demand by Lender.

        7.13 Compliance with Governmental Requirements: Comply promptly with any Governmental Requirement. Within ten (10) days after Borrower's receipt of any governmental permits, approvals or disapprovals, Borrower shall deliver copies of all such matters to Lender.

        7.14 Satisfy Conditions: Cause all conditions hereof to be satisfied at the time and in the manner herein provided.

        7.15 Furnishing Notices: Borrower shall promptly furnish Lender with copies, or notify Lender in writing, of the following:

             7.15.1 any litigation affecting Borrower or any Guarantor, or if Borrower is a partnership, any general partner of Borrower, where the amount claimed is in excess of the Litigation Amount.

             7.15.2 any communication, whether written or oral, that Borrower may receive from any governmental, judicial or legal authority, giving notice of any claim or assertion that the Improvements fail in any respect to comply with any Governmental Requirements, or of any dispute which may exist between Borrower and any governmental, judicial or legal authority that may adversely affect Borrower, the Property or the Project;

             7.15.3 any material adverse change in Borrower's or any Guarantor's financial condition or operations or in the physical condition of the Property and if Borrower is a partnership, in the financial condition or operation of its general partner(s);

             7.15.4 any filings (with true copies thereof) with any Governmental Authority regarding or pursuant to any law related to Hazardous Materials (as defined in the Trust Deed) or the environment;

             7.15.5 any proceeding or inquiry by any Governmental Authority (including, without limitation, the California State Department of Health Services) with respect to the presence of any Hazardous Materials on the Property or the migration thereof from or to other property;

             7.15.6 all claims made or threatened by any third party against Borrower or the Property relating to any loss or injury resulting from any Hazardous Materials;

             7.15.7 Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property or any part thereof to be subject to any restriction on the ownership, occupancy, transferability or use of the Property under any Hazardous Materials Laws; or

             7.15.8 any proposed or contemplated change in the organization or management of Borrower or in the nature of its business.

        7.16 Organization and Management: Without the prior written consent of Lender, Borrower shall not permit or suffer any management, organizational or other material changes in its structure or operations and if Borrower is a partnership, in the structure or operations of its general partner(s).

8. DEFAULT. At the option of Lender, the following shall constitute events of default hereunder (including, if Borrower consists of more than one person, the occurrence of any of such events which respect to any one or more of said persons):

        8.1 Any default in the performance of any covenant, condition or agreement set forth herein, in the Trust Deed, Notes or other Loan Documents or in any ground lease if the Property is a leasehold estate.

        8.2 Borrower voluntarily suspends the transaction of business or there is an attachment, execution or other judicial seizure of any portion of Borrower's assets and such seizure is not discharged within ten (10) days.

        8.3 Borrower becomes insolvent or unable to pay its debts as they mature or makes an assignment for the benefit of creditors.

        8.4 Borrower files or there is filed against Borrower a petition to have Borrower adjudicated a bankrupt or a petition of reorganization or arrangement under any law relating to bankruptcy unless, in the case of a petition filed against Borrower, the same is dismissed within ten (10) days.

        8.5 Borrower applies for or consents to the appointment of a receiver, trustee or conservator for any portion of Borrower's property or such appointment is made without Borrower's consent and is not vacated within ten (10) days.

        8.6 Any representation by Borrower to Lender concerning Borrower's financial condition or credit standing or any representation or warranty contained herein proves to be false or misleading.

        8.7 Default by Borrower on any other debt at Comerica
Bank-California.

        8.8 The imposition, voluntary or involuntary, of any lien or encumbrance upon the Property without Lender's written consent or unless an adequate counter bond is provided and such lien is accordingly released within ten (10) days of the imposition of such lien.

        8.9 The occurrence of any event enumerated in Paragraphs 8.2, 8.3, 8.4, 8.5, 8.6, and 8.7 hereof with respect to any Guarantor.

9. REMEDIES. If any of the events of default set forth in Paragraph 8 occur, then Lender, in addition to its other rights hereunder, may at its option, without prior demand or notice:

        9.1 Declare the Notes immediately due and payable.

        9.2 Proceed as authorized by law to satisfy the indebtedness of Borrower to Lender and in that regard, Lender shall be entitled to all of the rights, privileges and benefits contained in the Trust Deed or other Loan documents.

10. SECURITY INTEREST. Borrower does hereby give and grant to Lender a security interest in all funds and deposits of Borrower on deposit at Lender or any branch of Lender, as additional security for the obligations of Borrower contained in the Notes, Trust Deed and the other Loan Documents.

11. RELEASE AND INDEMNITY. Borrower agrees to release and indemnify, defend and hold Lender harmless from and against all liabilities, claims, actions, damages, costs and expenses (including all reasonable legal fees and expenses of Lender's counsel) arising out of or resulting from any failure to satisfy any of the Governmental Requirements; Lender's performance of any act permitted under the Loan Documents (excluding Lender's willful misconduct); breach of any representation or warranty made or given by Borrower to Lender; breach of any obligation of Borrower contained in any of the Loan Documents; or any claim or cause of action of any kind by any party that Lender is liable for any act or omission committed or made by Borrower or any other person or entity in connection with the ownership or operation of the Property, whether on account of any theory of derivative liability, comparative negligence or otherwise. Upon demand by Lender, Borrower shall defend any action or proceeding brought against Lender arising out of or alleging any claim or cause of action covered by this indemnity, all at Borrower's own cost and by counsel to be approved by Lender in the exercise of its reasonable judgment. In the alternative, Lender may elect to conduct its own defense at the expense of Borrower. The provisions of this Paragraph 11 shall survive the termination of this Agreement, the repayment of the Loan, and the release of the Property or any portion of it from the Trust Deed.

12. GENERAL CONDITIONS.

        12.1 No Waiver: No delay or omission of Lender in exercising any right or power arising from any default by Borrower shall be construed as a waiver of such default or as an acquiescence therein, nor shall any single or partial exercise thereof preclude any further exercise thereof. Lender may, at its option, waive any of the conditions herein and any such waiver shall not be deemed a waiver of Lender's rights hereunder but shall be deemed to have been made in pursuance of this Agreement and not in modification thereof. No waiver of any event of default shall be construed to be a waiver of or acquiescence in or consent to any preceding or subsequent event of default.

        12.2 No Third Party Benefits: This Agreement is made for the sole benefit of Borrower and Lender, their successors and assigns and no other person or persons shall have any rights or remedies under or by reason of this Agreement nor shall Lender owe any duty whatsoever to any claimant to exercise any right or power of Lender hereunder or arising from any default by Borrower.

        12.3 Notice: All notices or demands of any kind which either party may be required or desire to serve upon the other under the terms of this Agreement shall be in writing and shall be given by personal delivery, national overnight courier, or by certified or registered United States mail, postage prepaid, to the address for the party to be served set forth below its signature. Notices shall be effective upon receipt or when proper delivery is refused. In case of service by mail, notices shall be deemed complete at the expiration of the second day after the date of mailing. If Borrower consists of more than one person, service of any notice or demand of any kind by Lender upon any one of said persons in the manner hereinabove provided shall be complete service upon all. Either party may change its address for purposes of notice by giving notice of such change of address to the other party in accordance with the provisions of this paragraph.

        12.4 Entire Agreement: This Agreement, the other Loan Documents and the Environmental Indemnity constitute the entire understanding between the parties regarding the matters mentioned in or incidental to this Agreement. The Loan Documents and the Environmental Indemnity supersede all oral negotiations and prior writings concerning the subject matter of the Loan Documents and the Environmental Indemnity, including any inconsistent terms of Lender's loan commitment to Borrower, if any; provided, however, that all obligations of Borrower under the loan commitment (including, without limitation, the obligation to pay any fees to Lender and any costs and expenses relating to the Loan) shall survive the execution and delivery of this Agreement, the other Loan Documents and the Environmental Indemnity, and any failure by Borrower to perform any such obligation shall constitute an event of default hereunder. If there is any conflict between the terms, conditions and provisions of this Agreement and those of any other agreement or instrument, including any of the Loan Documents or the Environmental Indemnity, the terms, conditions and provisions of this Agreement shall prevail. This Agreement may not be modified, amended or terminated except by a written agreement signed by each of the parties hereto.

        12.5 Documentation: In addition to the instruments and documents mentioned or referred to herein, Borrower will, at its own cost and expense, supply Lender with such other instruments, documents, information and data as may, in Lender's opinion, be reasonably necessary for the purposes hereof, all of which shall be in form and content acceptable to Lender.

        12.6 Borrower Information: Borrower agrees that Lender may provide any financial or other information, data or material in Lender's possession relating to Borrower, the Loan, this Agreement, the Property or the Improvements, to Lender's parent, affiliate, subsidiary, participants or service providers, without further notice to Borrower.

        12.7 Not Assignable: Neither this Agreement nor any right of Borrower to receive any sums, proceeds or disbursements hereunder, or under the Notes may be assigned, pledged, hypothecated, anticipated or otherwise encumbered by Borrower without the prior written consent of Lender. Subject to the foregoing restrictions, this Agreement shall inure to the benefit of Lender, its successors and assigns and bind Borrower, its heirs, executors, administrators, successors and assigns.

        12.8 Time is of the Essence: Time is hereby declared to be of the essence of this Agreement and of every part hereof.

        12.9 Supplement to Loan Documents: The provisions of this Agreement are not intended to supersede the provisions of the Trust Deed or any other Loan Document or the Environmental Indemnity but shall be construed as supplemental thereto.

        12.10 Joint and Several Obligations: If Borrower consists of more than one person, the obligations of Borrower shall be the joint and several obligations of all such persons, and any married person who executes this Agreement agrees that recourse may be had against his or her separate property for satisfaction of his or her obligations hereunder. When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and the masculine shall include the feminine and neuter and vice versa.

        12.11 Governing Law: This Agreement (and any and all disputes between the parties arising directly or indirectly from the transaction or from the lending relationship contemplated hereunder) shall be governed by and construed in accordance with the laws of the State of California.

        12.12 Governmental Regulations: If payment of the indebtedness secured by the Trust Deed is to be insured or guaranteed by any governmental agency, Borrower shall comply with all rules, regulations, requirements and statutes relating thereto or provided in any commitment issued by any such agency to insure or guarantee payment of such indebtedness.

        12.13 Collection Costs: Borrower shall pay promptly to Lender without demand, with interest thereon from date of expenditure at the Default Interest rate, reasonable attorneys' fees and all costs and other expenses paid or incurred by Lender in enforcing or exercising its rights or remedies created by, connected with or provided in this Agreement, and payment thereof shall be secured by the Trust Deed.

        12.14 Survival: The representations, warranties and covenants herein shall survive the disbursement of the Loan and shall remain in force and effect until the Loan is paid in full.

        12.15 Waiver of Jury Trial: LENDER AND BORROWER EACH ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE LENDING RELATIONSHIP ESTABLISHED HEREBY WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES, AND THEREFORE, BORROWER AND LENDER EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING (INCLUDING ACTIONS SOUNDING IN TORT) TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT RELATING HERETO OR ARISING FROM THE TRANSACTION CONTEMPLATED HEREUNDER OR THE LENDING RELATIONSHIP ESTABLISHED HEREBY AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE AND NOT BY A JURY.

13. SEVERABILITY. Invalidation of any one or more of the provisions of this Agreement, the Trust Deed, the other Loan Documents or the Environmental Indemnity by judgment or court order shall in no way affect any of the other provisions thereof which shall remain in force and effect.

14. SPECIAL CONDITIONS. The special conditions, if any, are set forth in Exhibit C attached hereto and made a part hereof and are, by this reference, incorporated herein.

           IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                     COMERICA BANK,
                                     a Michigan Banking Corporation


                                     By: ____________________________________
                                            Lora A. McEachern, Vice President

                                     Address:
                                     1400 North Woodward Avenue, Suite 255
                                     Bloomfield Hills, MI  48304
                                     Attn:  Lora McEachern


                                     BORROWER
                                     AWG, LTD.


                                     By: ____________________________________
                                            John P. Caponigro, Secretary

                                     Address:
                                     c/o J.E.A. Enterprises, L.L.C.
                                     1800 West Maple Road, Suite 100
                                     Troy, MI  48084
                                     Attn:  Joseph E. Antonini

                           SCHEDULE OF MAJOR LEASES

                                 (Exhibit A)

                                                      Square          Term of
Premises     Date of Lease        Tenant              Feet            Lease
--------     -------------        ------              ------          -------

                       LOAN DISBURSEMENT AUTHORIZATION

                                 (Exhibit B)

           THE LOAN PROCEEDS IN THE AMOUNT OF $______________ SHALL BE DISBURSED AS FOLLOWS:

           Lender is hereby authorized and directed to make disbursements for the purposes, in the amounts, and to the persons indicated:

           1. As a non-refundable Loan Fee to COMERICA BANK-CALIFORNIA, a California Banking Corporation, the sum of $12,500.

           2. To Chicago Title Company, for payment of title policy premiums and recording fees, the approximate sum of $________________.

           3. For payment of taxes, the sum of $_______________.

           4. Upon demand of _______________________________________, pay the principal sum of $______________ plus interest thereon, if any, to _______________________ for the credit of Borrower for use in their escrow number _______________.

           5. To COMERICA BANK-CALIFORNIA, a California Banking
              Corporation, for appraisal fees and other costs of processing the Loan the approximate sum of $___________.

           6. Credit Account No. __________________ at COMERICA BANK-CALIFORNIA, a California Banking Corporation, in the sum of $_____________.

           7. Pay to COMERICA BANK-CALIFORNIA, a California Banking Corporation, for credit to Loan No. _______________ the sum of $_______________.

           8. Other:  _______________________________________________________.

THIS LOAN DISBURSEMENT AUTHORIZATION IS EXECUTED BY BORROWER AND LENDER AS OF THIS 10TH DAY OF DECEMBER, 1998.


BORROWER                                 LENDER

AWG, LTD.                                COMERICA BANK,
                                         a Michigan Banking Corporation


By: ____________________________         Address:
    John P. Caponigro, Secretary         1400 North Woodward Avenue, Suite 255
                                         Bloomfield Hills, MI  48304
                                         Attn:  Lora McEachern
Address:
c/o J.E.A. Enterprises, L.L.C.
1800 West Maple Road, Suite 100
Troy, MI  48084
Attn:  Joseph E. Antonini

                              SPECIAL CONDITIONS

                                 (Exhibit C)

1. In addition to the definitions under Paragraph 1 of the Agreement, the following definitions shall be used in the Agreement:

           (a) First Non-Revolving Loan: That certain loan evidenced by the First Non-Revolving Note in the principal amount of One Million Six Hundred Fifty Thousand Dollars ($1,650,000).

           (b) First Non-Revolving Note: That promissory note of even date herewith executed by Borrower as Maker and payable to Lender or order, in the principal amount of the First Non-Revolving Loan.

           (c) Revolving Loan: That certain loan evidenced by the Revolving
Note in the principal amount of up to Two Hundred Thousand Dollars
($200,000).

           (d) Revolving Note: The promissory note of even date herewith, executed by Borrower as Maker and payable to Lender or order, in the principal amount of the Revolving Loan.

           (e) Second Non-Revolving Loan: That certain loan evidenced by the Second Non-Revolving Note in the principal amount of Eight Hundred Fifty Thousand Dollars ($850,000).

           (f) Second Non-Revolving Note: The promissory note of even date herewith, executed by Borrower as Maker and payable to Lender or order, in the principal amount of the Second Non-Revolving Loan.

2. In addition to the conditions to disbursement in Paragraph 5 of the Agreement, the following conditions shall have been satisfied prior to any disbursements under the Revolving Loan pursuant to the Revolving Note:

           (a) Borrower shall have received no less than Three Million Dollars ($3,000,000) in proceeds from the sale or issuance of its equity securities in an initial public offering of its preferred stock under SEC Registration No. 333.

           (b) Lender shall have received copies of all equipment invoices from equipment that was puchased on or after December 31, 1997. Further Borrower shall deliver to Lender copies of all equipment invoices for equipment purchased within six months after the date of the Agreement.

          (c) Borrower shall have furnished Lender with details, satisfactory to Lender, of the operating expenses for Borrower's fiscal years 1996 and 1997.

          (d) Borrower has completed construction of the Improvements and paid for the Improvements, and has delivered evidence thereof satisfactory to Lender to clear title to the Property.

          (e) Lender shall have received copies of the individual tax returns of Joseph E. Antonini for the years 1996 and 1997.

          (f) Lender has received evidence, satisfactory to Lender, of Borrower's debt repayment for the refinancing of Borrower's debt existing on the date of the Agreement.

                           FIRST NON-REVOLVING NOTE
     (SECURED BY DEED OF TRUST/FLOATING OR FIXED RATE OPTION, AMORTIZING)


==============================================================================
 BORROWER'S NAME AND ADDRESS            OFFICER             MATURITY DATE
==============================================================================
AWG Ltd.                                Lora McEachern      December 9, 2005
c/o J.E.A. Enterprises, L.L.C.
1800 West Maple Road, Suite 100
Troy, MI  48084
==============================================================================

$1,650,000           San Jose, California                 December 10, 1998


FOR VALUE RECEIVED, AWG, Ltd. ("Borrower"), jointly and severally, promise(s) to pay to the order of COMERICA BANK, a Michigan Banking Corporation ("Lender"), at its office at 1400 North Woodward Avenue, Suite 255, Bloomfield Hills, MI 48304 or at such other place as the holder of this Note may from time to time designate in writing, the principal sum of One Million Six Hundred Fifty Thousand Dollars ($1,650,000), or so much thereof as may be advanced from time to time, together with interest from the date hereof computed on the principal balances hereof from time to time outstanding at the rate of one of the following options to be chosen by Borrower and notice thereof shall be given to Lender prior to the initial advance hereunder: the
(i) fixed rate of seven and one-tenth percent (7.1%) per annum or (ii) rate equal to the Base Rate (as herein defined) of interest, adjusted daily. Principal and interest shall be payable in monthly installments of __________________________ Dollars ($__________) each on the first day of each calendar month commencing with the first day of January, 1999 and continuing until December 9, 2005 (the "Maturity Date"), on which date the entire balance of principal and interest then unpaid shall be due and payable. For the purpose of this Note, the Base Rate is that rate so announced by Lender as its "base rate" from time to time and which serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto. If applicable, the interest rate payable hereunder shall fluctuate with any change in the Base Rate, and such fluctuation in the interest rate shall be effective on the effective date of each and every change in the Base Rate as, from time to time, announced by Lender at its corporate headquarters in Detroit, Michigan.

Any amounts borrowed hereunder and repaid may not be readvanced.

Interest shall be computed daily based upon a three hundred sixty (360) day year for the actual number of days elapsed. Should interest not be paid when due, it shall become part of the principal and thereafter bear interest as herein provided. Each payment shall be credited first to interest then due and the remainder to principal. If, on the due date of the first installment of principal and interest, interest is due and accrued for a period of more, or less, than one month, the amount of said installment shall be increased or decreased to the extent that the amount of interest due and accrued exceeds or is less than one month's interest.

Should default be made in the payment of principal or interest when due or in the performance or observance when due of any term, covenant or condition of any deed of trust, security agreement or other agreement (including amendments and extensions thereof) securing or pertaining to this Note, then, at the option of the holder hereof and without notice or demand, the entire balance of principal and accrued interest then remaining unpaid shall become immediately due and payable and thereafter bear interest, until paid in full, at the increased rate of five percent (5%) per annum over and above the interest rate contracted for herein as it may vary from time to time. Borrower acknowledges and agrees that during the time that any payment of principal, interest or other amounts due under this Note is delinquent, the holder will incur additional costs and expenses attributable to its loss of use of the money due and to the adverse impact on the holder's ability to avail itself of other opportunities. Borrower acknowledges and agrees that it is extremely difficult and impractical to ascertain the extent of such costs and expenses and that proof of actual damages would be costly or inconvenient. Borrower therefore agrees that interest at the increased rate of five percent (5%) per annum over and above the interest rate contracted for in this Note represents a reasonable sum considering all the circumstances existing on the date of this Note and represents a fair and reasonable estimate of such costs and expenses. No delay or omission on the part of the holder hereof in exercising any right hereunder or under any such deed of trust, security agreement or other agreement shall operate as a waiver of such right or of any other right under this Note or under any such deed of trust, security agreement or other agreement.

If any payment of principal or interest under this Note shall not be made within ten (10) calendar days of the date due, a late charge of five percent (5%) of the overdue amount may be charged by the holder for the purpose of defraying the expenses incident to handling such delinquent payments. Borrower acknowledges and agrees that it is extremely difficult and impractical to ascertain the extent of such expenses and that proof of actual damages would be costly or inconvenient. Borrower therefore agrees that such late charge represents a reasonable sum considering all of the circumstances existing on the date of this Note and represents a fair and reasonable estimate of the costs that will be sustained by the holder due to the failure of the undersigned to make timely payments. Such late charge shall be paid without prejudice to the right of the holder to collect any other amounts provided to be paid or to declare a default under this Note or under the Deed of Trust referred to in this Note or from exercising any of the other rights and remedies of the holder, including, without limitation, the right to declare the entire balance of principal and accrued interest then remaining unpaid immediately due and payable.

In no event shall interest accrue or be payable hereon or under any such deed of trust, security agreement or other agreement in excess of the maximum amount of interest permitted on the date hereof by the laws of the State of California.

If this Note is not paid when due, whether at its specified or accelerated maturity date, Borrower promises to pay all costs of collection and enforcement of this Note, including, but not limited to, reasonable attorneys' fees and costs incurred by the holder hereof on account of such collection or enforcement, whether or not suit is filed hereon.

Principal and interest shall be payable in lawful money of the United States without setoff, demand or counterclaim. Borrower waives the defense of the statute of limitations in any action on this Note. Presentment, notice of dishonor, and protest are waived by all makers, sureties, guarantors and endorsers of this Note. Such parties expressly consent to any extension of the time of payment hereof or any installment hereof, to any renewal, and to the release of any or all of the security given for the payment of this Note or the release of any party liable for this obligation.

Borrower agrees that Lender may provide any financial or other information, data or material in Lender's possession relating to Borrower, the Loan, this Note, the property or the improvements, to Lender's parent, affiliate, subsidiary, participants or service providers, without further notice to Borrower.

This Note is secured by, among other things, a deed of trust ("Deed of Trust") bearing even date herewith encumbering certain property located in the County of Napa, State of California. This Note shall be governed and construed in accordance with the laws of the State of California.

The Deed of Trust securing the obligation evidenced hereby contains the following provision: "That should Trustor sell, convey, transfer, dispose of or further encumber said property or any part thereof or any interest therein or enter into a lease covering all or any portion thereof or an undivided interest therein, either voluntarily, involuntarily or otherwise, or enter into an agreement so to do, without the prior written consent of Beneficiary being first had and obtained, then Beneficiary may, at its option, declare all sums secured hereby immediately due and payable. Consent to one such transaction shall not be deemed to be a waiver of the right to require such consent to future or successive transactions."

Lender does not have to accept any prepayment of principal under this Note except as described below. The undersigned may prepay principal of this Note in increments of Five Hundred Dollars ($500) at any time as long as Lender is provided written notice of the prepayment at least five (5) business days prior to the date of prepayment. The notice of prepayment shall contain the following information: (a) the date of prepayment (the "Prepayment

Date") and (b) the amount of principal to be prepaid. On the Prepayment Date, the undersigned will pay to Lender, in addition to the other amounts then due on this Note, the Prepayment Amount described below. Lender, in its sole discretion, may accept any prepayment of principal even if not required to do so under this Note and may deduct from the amount to be applied against principal the other amounts required as part of the Prepayment Amount.

The Prepaid Principal Amount (as defined below) will be applied to this Note in the reverse order of which the principal payments would have been due under this Note's principal amortization schedule. In other words, if this Note requires multiple principal payments, then as opposed to prepaying the next Principal Payment due, the Prepaid Principal Amount will be applied beginning with the final principal payment due on this Note.

If Lender exercises its right to accelerate the payment of this Note prior to the Maturity Date, the undersigned will pay to Lender, in addition to the other amounts then due on this Note, on the date specified by Lender as the Prepayment Date, the Prepayment Amount.

Lender's determination of the Prepayment Amount will be conclusive in the absence of obvious error or fraud. If requested in writing by the undersigned, Lender will provide the undersigned a written statement specifying the Prepayment Amount.

The following (the "Prepayment Amount") shall be due and payable in full on the Prepayment Date:

        (a) If the face amount of this Note exceeds Seven Hundred Fifty Thousand Dollars ($750,000) (regardless of what the outstanding principal balance may be on the Prepayment Date), then the Prepayment Amount is the sum of: (i) the amount of principal which the undersigned has elected to prepay or the amount of principal which Lender has required the undersigned to prepay because of acceleration, as the case may be (the "Prepaid Principal Amount");
        (ii) interest accruing on the Prepaid Principal Amount up to, but not including, the Prepayment Date; (iii) Five Hundred Dollars ($500) plus (iv) the present value, discounted at the Reinvestment Rates (as defined below) of the positive amount by which (A) the interest Lender would have earned had the Prepaid Principal Amount been paid according to the Note's amortization schedule at the Note's interest rate exceeds (B) the interest Lender would earn by reinvesting the Prepaid Principal Amount at the Reinvestment Rates.

"Reinvestment Rates" mean the per annum rates of interest equal to one-half percent (1/2%) above the rates of interest reasonably determined by Lender to be in effect not more than seven days prior to the Prepayment Date in the secondary market for United States Treasury Obligations in amount(s) and with maturity(ies) which correspond (as closely as possible) to the principal installment amount(s) and the payment date(s) against which the Prepaid Principal Amount will be applied.

THE UNDERSIGNED ACKNOWLEDGE(S) AND AGREE(S) THAT: (A) THERE IS NO RIGHT TO PREPAY THIS NOTE, IN WHOLE OR IN PART, WITHOUT PAYING THE PREPAYMENT AMOUNT;
(B) THE UNDERSIGNED SHALL BE LIABLE FOR PAYMENT OF THE PREPAYMENT AMOUNT IF LENDER EXERCISES ITS RIGHT TO ACCELERATE PAYMENT OF THIS NOTE, INCLUDING WITHOUT LIMIT ACCELERATION UNDER A DUE-ON-SALE PROVISION; (C) THE UNDERSIGNED WAIVE(S) ANY RIGHTS UNDER SECTION 2954.10 OF THE CALIFORNIA CIVIL CODE, OR ANY SUCCESSOR STATUTE; AND (D) LENDER HAS MADE THE LOAN EVIDENCED BY THIS
NOTE IN RELIANCE ON THESE AGREEMENTS.

                     INITIALS: __________ __________

No partial prepayment shall affect the obligation of Borrower to pay the next and subsequent regular installments payable hereunder until the entire balance of principal and interest shall have been paid in full.

                                     BORROWER
                                     AWG, LTD.


                                     By: _______________________________
                                            John P. Caponigro, Secretary

                                     Address:
                                     c/o J.E.A. Enterprises, L.L.C.
                                     1800 West Maple Road, Suite 100
                                     Troy, MI  48084
                                     Attn:  Joseph E. Antonini

                          SECOND NON-REVOLVING NOTE
     (SECURED BY DEED OF TRUST/FLOATING OR FIXED RATE OPTION, AMORTIZING)


==============================================================================
    BORROWER'S NAME AND ADDRESS           OFFICER             MATURITY DATE
==============================================================================
AWG Ltd.                                  Lora McEachern      December 9, 2005
c/o J.E.A. Enterprises, L.L.C.
1800 West Maple Road, Suite 100
Troy, MI  48084
==============================================================================

$850,000              San Jose, California                   December 10, 1998


FOR VALUE RECEIVED, AWG, Ltd. ("Borrower"), jointly and severally, promise(s) to pay to the order of COMERICA BANK, a Michigan Banking Corporation ("Lender"), at its office at 1400 North Woodward Avenue, Suite 255, Bloomfield Hills, MI 48304 or at such other place as the holder of this Note may from time to time designate in writing, the principal sum of Eight Hundred Fifty Thousand Dollars ($850,000), or so much thereof as may be advanced from time to time, together with interest from the date hereof computed on the principal balances hereof from time to time outstanding at the rate of one of the following options to be chosen by Borrower and notice thereof shall be given to Lender prior to the initial advance hereunder: the
(i) the fixed rate of seven percent (7%) per annum or (ii) rate equal to the Base Rate (as herein defined) of interest, adjusted daily. Principal and interest shall be payable in monthly installments of _________________________ Dollars ($_______) each on the first day of each calendar month commencing with the first day of January, 1999 and continuing until December 9, 2005 (the "Maturity Date"), on which date the entire balance of principal and interest then unpaid shall be due and payable. For the purpose of this Note, the Base Rate is that rate so announced by Lender as its "base rate" from time to time and which serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto. If applicable, the interest rate payable hereunder shall fluctuate with any change in the Base Rate, and such fluctuation in the interest rate shall be effective on the effective date of each and every change in the Base Rate as, from time to time, announced by Lender at its corporate headquarters in Detroit, Michigan.

Any amounts borrowed hereunder and repaid may not be readvanced.

Interest shall be computed daily based upon a three hundred sixty (360) day year for the actual number of days elapsed. Should interest not be paid when due, it shall become part of the principal and thereafter bear interest as herein provided. Each payment shall be credited first to interest then due and the remainder to principal. If, on the due date of the first installment of principal and interest, interest is due and accrued for a period of more, or less, than one month, the amount of said installment shall be increased or decreased to the extent that the amount of interest due and accrued exceeds or is less than one month's interest.

Should default be made in the payment of principal or interest when due or in the performance or observance when due of any term, covenant or condition of any deed of trust, security agreement or other agreement (including amendments and extensions thereof) securing or pertaining to this Note, then, at the option of the holder hereof and without notice or demand, the entire balance of principal and accrued interest then remaining unpaid shall become immediately due and payable and thereafter bear interest, until paid in full, at the increased rate of five percent (5%) per annum over and above the interest rate contracted for herein as it may vary from time to time. Borrower acknowledges and agrees that during the time that any payment of principal, interest or other amounts due under this Note is delinquent, the holder will incur additional costs and expenses attributable to its loss of use of the money due and to the adverse impact on the holder's ability to avail itself of other opportunities. Borrower acknowledges and agrees that it is extremely difficult and impractical to ascertain the extent of such costs and expenses and that proof of actual damages would be costly or inconvenient. Borrower therefore agrees that interest at the increased rate of five percent (5%) per annum over and above the interest rate contracted for in this Note represents a reasonable sum considering all the circumstances existing on the date of this Note and represents a fair and reasonable estimate of such costs and expenses. No delay or omission on the part of the holder hereof in exercising any right hereunder or under any such deed of trust, security agreement or other agreement shall operate as a waiver of such right or of any other right under this Note or under any such deed of trust, security agreement or other agreement.

If any payment of principal or interest under this Note shall not be made within ten (10) calendar days of the date due, a late charge of five percent (5%) of the overdue amount may be charged by the holder for the purpose of defraying the expenses incident to handling such delinquent payments. Borrower acknowledges and agrees that it is extremely difficult and impractical to ascertain the extent of such expenses and that proof of actual damages would be costly or inconvenient. Borrower therefore agrees that such late charge represents a reasonable sum considering all of the circumstances existing on the date of this Note and represents a fair and reasonable estimate of the costs that will be sustained by the holder due to the failure of the undersigned to make timely payments. Such late charge shall be paid without prejudice to the right of the holder to collect any other amounts provided to be paid or to declare a default under this Note or under the Deed of Trust referred to in this Note or from exercising any of the other rights and remedies of the holder, including, without limitation, the right to declare the entire balance of principal and accrued interest then remaining unpaid immediately due and payable.

In no event shall interest accrue or be payable hereon or under any such deed of trust, security agreement or other agreement in excess of the maximum amount of interest permitted on the date hereof by the laws of the State of California.

If this Note is not paid when due, whether at its specified or accelerated maturity date, Borrower promises to pay all costs of collection and enforcement of this Note, including, but not limited to, reasonable attorneys' fees and costs incurred by the holder hereof on account of such collection or enforcement, whether or not suit is filed hereon.

Principal and interest shall be payable in lawful money of the United States without setoff, demand or counterclaim. Borrower waives the defense of the statute of limitations in any action on this Note. Presentment, notice of dishonor, and protest are waived by all makers, sureties, guarantors and endorsers of this Note. Such parties expressly consent to any extension of the time of payment hereof or any installment hereof, to any renewal, and to the release of any or all of the security given for the payment of this Note or the release of any party liable for this obligation.

Borrower agrees that Lender may provide any financial or other information, data or material in Lender's possession relating to Borrower, the Loan, this Note, the property or the improvements, to Lender's parent, affiliate, subsidiary, participants or service providers, without further notice to Borrower.

This Note is secured by, among other things, a deed of trust ("Deed of Trust") bearing even date herewith encumbering certain property located in the County of Napa, State of California. This Note shall be governed and construed in accordance with the laws of the State of California.

The Deed of Trust securing the obligation evidenced hereby contains the following provision: "That should Trustor sell, convey, transfer, dispose of or further encumber said property or any part thereof or any interest therein or enter into a lease covering all or any portion thereof or an undivided interest therein, either voluntarily, involuntarily or otherwise, or enter into an agreement so to do, without the prior written consent of Beneficiary being first had and obtained, then Beneficiary may, at its option, declare all sums secured hereby immediately due and payable. Consent to one such transaction shall not be deemed to be a waiver of the right to require such consent to future or successive transactions."

Lender does not have to accept any prepayment of principal under this Note except as described below. The undersigned may prepay principal of this Note in increments of Five Hundred Dollars ($500) at any time as long as Lender is provided written notice of the prepayment at least five (5) business days prior to the date of prepayment. The notice of prepayment shall contain the following information: (a) the date of prepayment (the "Prepayment Date") and
(b) the amount of principal to be prepaid. On the Prepayment Date, the undersigned will pay to Lender, in addition to the other amounts then due on this Note, the Prepayment Amount described below. Lender, in its sole discretion, may accept any prepayment of principal even if not required to do so under this Note and may deduct from the amount to be applied against principal the other amounts required as part of the Prepayment Amount.

The Prepaid Principal Amount (as defined below) will be applied to this Note in the reverse order of which the principal payments would have been due under this Note's principal amortization schedule. In other words, if this Note requires multiple principal payments, then as opposed to prepaying the next Principal Payment due, the Prepaid Principal Amount will be applied beginning with the final principal payment due on this Note.

If Lender exercises its right to accelerate the payment of this Note prior to the Maturity Date, the undersigned will pay to Lender, in addition to the other amounts then due on this Note, on the date specified by Lender as the Prepayment Date, the Prepayment Amount.

Lender's determination of the Prepayment Amount will be conclusive in the absence of obvious error or fraud. If requested in writing by the undersigned, Lender will provide the undersigned a written statement specifying the Prepayment Amount.

The following (the "Prepayment Amount") shall be due and payable in full on the Prepayment Date:

        (a) If the face amount of this Note exceeds Seven Hundred Fifty Thousand Dollars ($750,000) (regardless of what the outstanding principal balance may be on the Prepayment Date), then the Prepayment Amount is the sum of: (i) the amount of principal which the undersigned has elected to prepay or the amount of principal which Lender has required the undersigned to prepay because of acceleration, as the case may be (the "Prepaid Principal Amount");
        (ii) interest accruing on the Prepaid Principal Amount up to, but not including, the Prepayment Date; (iii) Five Hundred Dollars ($500) plus (iv) the present value, discounted at the Reinvestment Rates (as defined below) of the positive amount by which (A) the interest Lender would have earned had the Prepaid Principal Amount been paid according to the Note's amortization schedule at the Note's interest rate exceeds (B) the interest Lender would earn by reinvesting the Prepaid Principal Amount at the Reinvestment Rates.

"Reinvestment Rates" mean the per annum rates of interest equal to one-half percent (1/2%) above the rates of interest reasonably determined by Lender to be in effect not more than seven days prior to the Prepayment Date in the secondary market for United States Treasury Obligations in amount(s) and with maturity(ies) which correspond (as closely as possible) to the principal installment amount(s) and the payment date(s) against which the Prepaid Principal Amount will be applied.

THE UNDERSIGNED ACKNOWLEDGE(S) AND AGREE(S) THAT: (A) THERE IS NO RIGHT TO PREPAY THIS NOTE, IN WHOLE OR IN PART, WITHOUT PAYING THE PREPAYMENT AMOUNT;
(B) THE UNDERSIGNED SHALL BE LIABLE FOR PAYMENT OF THE PREPAYMENT AMOUNT IF LENDER EXERCISES ITS RIGHT TO ACCELERATE PAYMENT OF THIS NOTE, INCLUDING WITHOUT LIMIT ACCELERATION UNDER A DUE-ON-SALE PROVISION; (C) THE UNDERSIGNED WAIVE(S) ANY RIGHTS UNDER SECTION 2954.10 OF THE CALIFORNIA CIVIL CODE, OR ANY SUCCESSOR STATUTE; AND (D) LENDER HAS MADE THE LOAN EVIDENCED BY THIS
NOTE IN RELIANCE ON THESE AGREEMENTS.

                     INITIALS: __________ __________

No partial prepayment shall affect the obligation of Borrower to pay the next and subsequent regular installments payable hereunder until the entire balance of principal and interest shall have been paid in full.

                                          BORROWER
                                          AWG, LTD.


                                          By: _______________________________
                                                 John P. Caponigro, Secretary

                                          Address:
                                          c/o J.E.A. Enterprises, L.L.C.
                                          1800 West Maple Road, Suite 100
                                          Troy, MI  48084
                                          Attn:  Joseph E. Antonini

                                REVOLVING NOTE
                (SECURED BY DEED OF TRUST/FLOATING RATE NOTE)



==============================================================================
 BORROWER'S NAME AND ADDRESS         OFFICER                  MATURITY DATE
==============================================================================
AWG Ltd.                             Lora McEachern, Vice     December 9, 1999
c/o J.E.A. Enterprises, L.L.C.       President
1800 West Maple Road, Suite 100
Troy, MI  48084
==============================================================================


$200,000             San Jose, California                  December 10, 1998

On December 9, 1999 (the "Maturity Date"), for value received, AWG, Ltd. ("Borrower"), jointly and severally, promise(s) to pay to the order of COMERICA BANK, a Michigan Banking Corporation ("Lender"), at its office at 1400 North Woodward Avenue, Suite 255, Bloomfield Hills, MI 48304, or at such other place as the holder of this Note may from time to time designate in writing, the principal sum of Two Hundred Thousand Dollars ($200,000), or so much thereof as may be advanced and re-advanced from time to time and not repaid as provided below (but not to exceed a maximum principal amount at any given time of Two Hundred Thousand Dollars ($200,000), together with interest from the date hereof computed on the principal balances hereof outstanding, adjusted daily to the rate equal to the Base Rate of interest (as herein defined) being charged by Lender. For the purpose of this Note, the Base Rate is that rate so announced by Lender as its "base rate" from time to time and which serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto. The interest rate payable hereunder shall fluctuate with any change in the Base Rate, and such fluctuation in the interest rate shall be effective on the effective date of each and every change in the Base Rate as, from time to time, announced by Lender at its corporate headquarters in _____________________________________
_________________________ Detroit, Michigan.

Interest shall be payable on the first day of each calendar month following the date hereof. Interest shall be computed daily based upon a three hundred sixty (360) day year for the actual number of days elapsed. Should interest not be paid when due, it shall become part of the principal and thereafter bear interest as herein provided.

The principal amount payable under this Note shall be the sum of all advances made by Lender to or at the request of Borrower, less principal payments actually received in cash by Lender. The books and records of Lender shall be the best evidence of the principal amount and the unpaid interest amount owing at any time under this Note and shall be conclusive absent manifest error. No interest shall accrue under this Note until the date of the first advance made by Lender, thereafter interest on all advances shall accrue and be computed on the principal balance outstanding from time to time under this Note until the same is paid in full.

Should default be made in the payment of principal or interest when due or in the performance or observance when due of any term, covenant or condition of any deed of trust, security agreement or other agreement (including amendments and extensions thereof) securing or pertaining to this Note, then, at the option of the holder hereof and without notice or demand, the entire balance of principal and accrued interest then remaining unpaid shall become immediately due and payable and thereafter bear interest, until paid in full, at the increased rate of five percent (5%) per annum over and above the interest rate contracted for herein as it may vary from time to time. Borrower acknowledges and agrees that during the time that any payment of principal, interest or other amounts due under this Note is delinquent, the holder will incur additional costs and expenses attributable to its loss of use of the money due and to the adverse impact on the holder's ability to avail itself of other opportunities. Borrower acknowledges and agrees that it is extremely difficult and impractical to ascertain the extent of such costs and expenses and that proof of actual damages would be costly or inconvenient. Borrower therefore agrees that interest at the increased rate of five percent (5%) per annum over and above the interest rate contracted for in this Note represents a reasonable sum considering all the circumstances existing on the date of this Note and represents a fair and reasonable estimate of such costs and expenses. No delay or omission on the part of the holder hereof in exercising any right hereunder, or under any such deed of trust, security agreement or other agreement shall operate as a waiver of such right or of any other right under this Note or under any such deed of trust, security agreement or other agreement.

If any payment of principal or interest under this Note shall not be made within ten (10) calendar days of the date due, a late charge of five percent (5%) of the overdue amount may be charged by the holder for the purpose of defraying the expenses incident to handling such delinquent payments. Borrower acknowledges and agrees that it is extremely difficult and impractical to ascertain the extent of such expenses and that proof of actual damages would be costly or inconvenient. Borrower therefore agrees that such late charge represents a reasonable sum considering all of the circumstances existing on the date of this Note and represents a fair and reasonable estimate of the costs that will be sustained by the holder due to the failure of Borrower to make timely payments. Such late charge shall be paid without prejudice to the right of the holder to collect any other amounts provided to be paid or to declare a default under this Note or under the Deed of Trust referred to in this Note or from exercising any of the other rights and remedies of the holder, including, without limitation, the right to declare the entire balance of principal and accrued interest then remaining unpaid immediately due and payable.

In no event shall interest accrue or be payable hereon or under any such deed of trust, security agreement or other agreement in excess of the maximum amount of interest permitted on the date hereof by the laws of the State of California.

If this Note is not paid when due, whether at its specified or accelerated maturity date, Borrower promises to pay all costs of collection and enforcement of this Note, including, but not limited to, reasonable attorneys' fees and costs, incurred by the holder hereof on account of such collection or enforcement, whether or not suit is filed hereon.

Principal and interest shall be payable in lawful money of the United States without setoff, demand or counterclaim. Borrower waives the defense of the statute of limitations in any action on this Note. Presentment, notice of dishonor, and protest are waived by all makers, sureties, guarantors and endorsers of this Note. Such parties expressly consent to any extension of the time of payment hereof or any installment hereof, to any renewal, and to the release of any or all of the security given for the payment of this Note or the release of any party liable for this obligation.

Borrower agrees that Lender may provide any financial or other information, data or material in Lender's possession relating to Borrower, the Loan, this Note, the property or the improvements, to Lender's parent, affiliate, subsidiary, participants or service providers, without further notice to Borrower.

This Note is secured by, among other things, a deed of trust ("Deed of Trust") bearing even date herewith encumbering certain property located in the County of Napa, State of California. This Note shall be governed and construed in accordance with the laws of the State of California.

The Deed of Trust securing the obligation evidenced hereby contains the following provision: "That should Trustor sell, convey, transfer, dispose of or further encumber said property or any part thereof or any interest therein or enter into a lease covering all or any portion thereof or an undivided interest therein, either voluntarily, involuntarily or otherwise, or enter into an agreement so to do, without the prior written consent of Beneficiary being first had and obtained, then Beneficiary may, at its option, declare all sums secured hereby immediately due and payable. Consent to one such transaction shall not be deemed to be a waiver of the right to require such consent to future or successive transactions."

Borrower may prepay this Note in whole or in part on any interest payment date without penalty upon thirty (30) days prior written notice to holder. No partial prepayment shall affect the obligation of Borrower to pay the next and subsequent regular installments payable hereunder until the entire balance of principal and interest shall have been paid in full.

                                  BORROWER
                                  AWG, LTD.


                                  By: _____________________________________
                                         John P. Caponigro, Secretary

                                  Address:
                                  c/o J.E.A. Enterprises, L.L.C.
                                  1800 West Maple Road, Suite 100
                                  Troy, MI  48084
                                  Attn:  Joseph Antonini



NOTICE: THIS NOTE CONTAINS PROVISIONS FOR A VARIABLE INTEREST RATE WHICH MAY RESULT IN INCREASES IN THE INTEREST RATE AND IN MONTHLY INSTALLMENTS.

         RECORDING REQUESTED BY

         AND WHEN RECORDED MAIL TO


Name     COMERICA BANK
Street   1400 North Woodward Avenue,
Address  Suite 255
City     Bloomfield Hills, MI  48304
State    Attn:  Lora McEachern
Zip
                                      SPACE ABOVE THIS LINE FOR RECORDER'S USE
         --------------------------------------------------------------

             DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING
                    (WITH ASSIGNMENT OF RENTS AND LEASES)

This Deed of Trust, Security Agreement and Fixture Filing (With Assignment of Rents and Leases) is made as of this 10th day of December, 1998, by AWG, Ltd. (hereinafter called "Trustor") whose address is c/o J.E.A. Enterprises, L.L.C., 1800 West Maple Road, Suite 100, Troy, Michigan 48084, to Chicago Title Company (hereinafter called "Trustee"), whose address is 2140 Jefferson Street, Napa, California 94559, for the benefit of COMERICA BANK, a Michigan Banking Corporation (hereinafter called "Beneficiary"), whose address is 1400 North Woodward Avenue, Suite 255, Bloomfield Hills, MI 48304.

Witnesseth: That Trustor IRREVOCABLY GRANTS, TRANSFERS AND ASSIGNS to Trustee, its successors and assigns, in Trust, with POWER OF SALE TOGETHER WITH RIGHT OF ENTRY AND POSSESSION the following property (the "Trust Estate"):

           I. all that certain real property now or hereafter acquired, in the County of Napa, State of California (the "Land"), more particularly described as follows:

           See attached Exhibit A.

           II. all buildings, structures and other improvements now or in the future located or to be constructed on the Land (the "Improvements");

           III. all tenements, hereditaments, appurtenances, privileges, franchises and other rights and interests now or in the future benefitting or otherwise relating to the Land or the Improvements, including easements, rights-of-way, development rights, mineral rights, water and water rights, pumps and pumping plants and all shares of stock evidencing the same (the "Appurtenances," and together with the Land and the Improvements, the "Real Property");

           IV. subject to the assignment to Beneficiary set forth in Paragraph 11 below, all rents, issues, income, revenues, royalties and profits now or in the future payable with respect to or otherwise derived from the Trust Estate or the ownership, use, management, operation, leasing or occupancy of the Trust Estate, including those past due and unpaid (the "Rents");

           V. all present and future right, title and interest of Trustor in and to all inventory, equipment, fixtures and other goods (as those terms are defined in Division 9 of the California Uniform Commercial Code (the "UCC"), and whether existing now or in the future) now or in the future located at, upon or about, or affixed or attached to or installed in, the Real Property, or used or to be used in connection with or otherwise relating to the Real Property or the ownership, use, development, construction, maintenance, management, operation, marketing, leasing or occupancy of the Real Property, including furniture, furnishings, machinery, appliances, building materials and supplies, generators, boilers, furnaces, water tanks, heating, ventilating and air conditioning equipment and all other types of tangible personal property of any kind or nature, and all accessories, additions, attachments, parts, proceeds, products, repairs, replacements and substitutions of or to any of such property (the "Goods," and together with the Real Property, the "Property"); and

           VI. all present and future right, title and interest of Trustor in and to all accounts, general intangibles, chattel paper, deposit accounts, money, instruments and documents (as those terms are defined in the UCC) and all other agreements, obligations, rights and written materials (in each case whether existing now or in the future) now or in the future relating to or otherwise arising in connection with or derived from the Property or any other part of the Trust Estate or the ownership, use, development, construction, maintenance, management, operation, marketing, leasing, occupancy, sale or financing of the Property or any other part of the Trust Estate, including (to the extent applicable to the Property or any other portion of the Trust Estate) (i) permits, approvals and other governmental authorizations, (ii) improvement plans and specifications and architectural drawings, (iii) agreements with contractors, subcontractors, suppliers, project managers, supervisors, designers, architects, engineers, sales agents, leasing agents, consultants and property managers, (iv) takeout, refinancing and permanent loan commitments, (v) warranties, guaranties, indemnities and insurance policies (whether or not required to be carried by Trustor pursuant to the terms hereof), together with insurance payments and unearned insurance premiums, (vi) claims, demands, awards, settlements and other payments arising or resulting from or otherwise relating to any insurance (whether or not Beneficiary is named as a loss payee of such insurance) or any loss or destruction of, injury or damage to, trespass on or taking, condemnation (or conveyance in lieu of condemnation) or public use of any of the Property, (vii) license agreements, service and maintenance agreements, purchase and sale agreements and purchase options, together with advance payments, security deposits and other amounts paid to or deposited with Trustor under any such agreements, (viii) reserves, deposits, bonds, deferred payments, refunds, rebates, discounts, cost savings, escrow proceeds, sale proceeds and other rights to the payment of money, trade names, trademarks, goodwill and all other types of intangible personal property of any kind or nature, and (ix) all supplements, modifications, amendments, renewals, extensions, proceeds, replacements and substitutions of or to any of such property (the "Intangibles").

           Trustor further grants to Trustee and Beneficiary, pursuant to the UCC, a security interest in all present and future right, title and interest of Trustor in and to all Goods and Intangibles and all of the Trust Estates described above in which a security interest may be created under the UCC (collectively, the "Personal Property"). This Deed of Trust constitutes a security agreement under the UCC, conveying a security interest in the Personal Property to Trustee and Beneficiary. Trustee and Beneficiary shall have, in addition to all rights and remedies provided herein, all the rights and remedies of a "secured party" under the UCC and other applicable California law. Trustor covenants and agrees that this Deed of Trust constitutes a fixture filing under Section 9313 and 9402(6) of the UCC.

FOR THE PURPOSE OF SECURING, in such order of priority as Beneficiary may elect, (1) payment of an indebtedness in the sum of TWO MILLION SEVEN HUNDRED THOUSAND DOLLARS ($2,700,000), evidenced by that certain First Non-Revolving Note of even date herewith, in the original principal amount of ONE MILLION SIX HUNDRED FIFTY THOUSAND DOLLARS ($1,650,000), that certain Second Non-Revolving Note of even date herewith, in the original principal amount of EIGHT HUNDRED FIFTY THOUSAND DOLLARS ($850,000) and that certain Revolving Note of even date herewith, in the original principal amount of up to TWO HUNDRED THOUSAND DOLLARS ($200,000), executed by Trustor to the order of Beneficiary and any and all modifications, extensions or renewals thereof, whether hereafter evidenced by said notes or otherwise; (2) payment of interest on said indebtedness according to the terms of said promissory notes; (3) payment of all other sums, with interest as herein provided, becoming due or payable under the provisions hereof to Trustee or Beneficiary; (4) due, prompt and complete observance, performance and discharge of each and every condition, obligation, covenant and agreement contained herein, or in said notes, or in any loan agreement relative to any indebtedness evidenced by said notes or in any document or instrument evidencing, securing or pertaining to the indebtedness evidenced by said notes, excluding, however, any guaranty or unsecured environmental indemnity ("Loan Documents") and all modifications, renewals or extensions of any of the foregoing; and (5) payment of such additional sums with interest thereon as may be hereafter borrowed from Beneficiary, its successors or assigns by Trustor or the then record owner or owners of the Trust Estate when evidenced by another promissory note or notes, which are by the terms thereof secured by this Deed of Trust.

TO PROTECT AND MAINTAIN THE SECURITY OF THIS DEED OF TRUST, TRUSTOR AGREES:

           (1) To pay, perform, observe and discharge each and every condition, obligation, covenant and agreement for which this Deed of Trust has been given as security as provided above.

           (2) To keep the Property in good condition and repair; not to remove or demolish any improvement thereon; to complete or restore promptly and in good and workmanlike manner any improvement which may be constructed, damaged or destroyed thereon and to pay when due all claims for labor performed and materials furnished therefor; to comply with all laws affecting the Trust Estate or requiring any alterations or improvements to be made thereon; not to commit or permit waste thereof; to perform, in the event all or any portion of the Trust Estate constitutes a leasehold estate belonging to Trustor, each and every obligation of Trustor under the terms of the lease agreement relating to the demise of such property; not to commit, suffer or permit any act upon the Trust Estate in violation of law; to do all acts which from the character or use of the Property may be reasonably necessary, the specific enumerations herein not excluding the general.

           (3) To fully insure, or cause to be insured, the Property against loss or damage by fire, earthquake, flood, and such other risks as Beneficiary shall, from time to time, require. Trustor shall carry public liability and other insurance as Beneficiary may require. Trustor shall maintain all required insurance in companies, amounts, coverages, deductibles, and forms satisfactory to the Beneficiary and at least equal to that required on the date of this Deed of Trust. Such insurance shall be carried in amounts not less than amounts determined by the insurance company or Beneficiary to prevent the application of co-insurance or similar clauses, or in such greater amounts as Beneficiary may require. Neither Beneficiary nor Trustee, by reason of accepting, rejecting, approving or obtaining insurance, shall incur any liability for (i) the existence, nonexistence, form or legal sufficiency thereof, (ii) the solvency or insolvency of any insurer, or (iii) the payment of losses. All property insurance policies shall name Beneficiary as the primary loss payee, all liability insurance policies shall name Beneficiary as an additional insured, and all policies shall provide that they cannot be terminated as to Beneficiary except upon thirty (30) days' prior written notice to Beneficiary. Trustor shall deliver to Beneficiary the original of all such policies, or with Beneficiary's consent certificates, together with receipts satisfactory to the Beneficiary, evidencing payment of the premiums therefor. Should Trustor fail to insure or fail to pay the premiums on any required insurance or fail to deliver the policies or renewals of them as provided above, Beneficiary may (but is not obligated to) have the insurance issued or renewed (and pay the premiums on it for the account of Trustor) in amounts and with companies and at premiums as Beneficiary deems appropriate. If Beneficiary elects to have insurance issued or renewed to insure Beneficiary's interest, Beneficiary shall have no obligation to also insure Trustor's interest or to notify Trustor of Beneficiary's actions. All sums advanced by Beneficiary to pay premiums on insurance policies which Trustor is required to maintain hereunder shall be due and payable by Trustor to Beneficiary upon demand, and failing prompt reimbursement, shall be added to the indebtedness secured by this Deed of Trust and earn interest at the default rate set forth in the notes secured hereby until paid in full.

           As of the date this Deed of Trust is recorded and continuously until this Deed of Trust is fully reconveyed, the insurance policies shall conform to the following requirements:

           (a) All insurance policies must be underwritten by insurers with a Best's rating of B+, VI or better;

           (b) In the event all or any portion of the Real Property secured by this Deed of Trust constitutes rental or non-residential property, Trustor shall maintain a Commercial General Liability insurance policy, including broad form coverages or their equivalents, with One Million Dollars ($1,000,000) combined single limit coverage for bodily injury and property damage; provided, however, if improvements similar to the Improvements secured hereby are generally insured at higher limits of coverage, such higher limits shall be obtained. In all other cases, Trustor shall maintain such liability insurance coverages as Beneficiary may require from time to time;

           (c) Trustor shall provide, as required by Beneficiary, additional property and rental income insurance coverages as follows:

                1. All risk coverage (including earthquake insurance) in the amount of the full replacement cost of the Improvements;

                2. A waiver of co-insurance endorsement or agreed value endorsement (relative to casualty);

                3. A replacement cost coverage endorsement (relative to casualty);

                4. A standard mortgage clause (438BFU or CP12-18) with Beneficiary named as loss payee in the Declarations;

                5. A waiver of subrogation clause;

                6. To the extent that any portion of the Real Property constitutes rental property, loss of rents coverage in an amount equal to at least twelve (12) months of rentals from the Real Property secured hereby and any expenses that are payable or reimbursable by tenants;

                7. Flood insurance in an amount sufficient to provide full replacement cost coverage of the Real Property in the event the Real Property is located within any flood hazard area; and

                8. Such other coverages as Beneficiary may request from time to time.

The amount collected under any fire or other insurance policy maintained by Trustor with respect to the Property (whether or not required hereunder and whether or not Beneficiary is named as loss payee) may be applied by Beneficiary upon any indebtedness secured hereby and in such order as Beneficiary may determine, or at option of Beneficiary the entire amount so collected or any part thereof may be released to Trustor. Such application or release shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice.

           (4) To appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee; and to pay all costs and expenses, including cost of evidence of title and attorney's fees in a reasonable sum, in any such action or proceeding in which Beneficiary or Trustee may appear, and in any suit brought by Beneficiary to foreclose this Deed of Trust.

           (5) To pay and discharge, at least ten days prior to delinquency, all taxes of every kind and nature, including real and personal property taxes and income, franchise, withholding, profits and gross receipts taxes, all general and special assessments, including assessments on appurtenant water stock, levies, permits, inspection and license fees, all water and sewer rents and charges, and all other public charges whether of a like or different nature, imposed upon or assessed against Trustor or the Trust Estate or any part thereof or upon the revenues, rents, issues, income and profits thereof or upon this Deed of Trust or the indebtedness now or hereafter secured hereby; when due, all encumbrances, charges and liens, with interest, on the Trust Estate or any part thereof, which appear to be prior or superior hereto or subject or subordinate hereto; all costs, fees and expenses of this Trust; or, if and as required by Beneficiary, to pay to Beneficiary in equal installments on the day on which monthly payments of principal and interest are due under said notes, sufficient funds (as estimated by Beneficiary from time to time) to pay when due the next maturing taxes, assessments and hazard insurance (including flood insurance, if required) premiums. When so provided with sufficient funds, Beneficiary shall pay such taxes, assessments and hazard insurance premiums before delinquency. Any excess over the amount required for such purposes shall be held for future use, applied to any indebtedness hereby secured or refunded to Trustor at Beneficiary's option.

           To promptly and completely observe, perform, and discharge each and every condition, obligation, covenant and agreement affecting the Trust Estate, whether the same is prior and superior or subject and subordinate hereto including, if the security hereunder is or will be a condominium, community apartment or part of a planned development, each and every provision to be performed by Trustor under any Declaration of Covenants, Conditions and Restrictions pertaining to the condominium, community apartment or planned development project and, upon written request of Beneficiary, to pay maintenance charges, if the same have not been paid or legal steps have not been initiated to enforce such payment within ninety (90) days after such written request is made.

           Should Trustor fail to make any payment or to do any act as herein provided, then Beneficiary or Trustee, but without obligation so to do and without notice to or demand upon Trustor and without releasing Trustor from any obligation hereof, may: make or do the same in such manner and to such extent as either may deem necessary to protect the security hereof, Beneficiary or Trustee being authorized to enter upon the Real Property for such purposes; appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee; pay, purchase, contest or compromise any encumbrance, charge or lien which in the judgment of either appears to be prior or superior hereto; and, in exercising any such powers, pay necessary expenses, employ counsel and pay reasonable attorneys' fees and costs in connection therewith.

           (6) To pay immediately and without demand all sums so expended by Beneficiary or Trustee, with interest from date of expenditure until paid in full by Trustor at a rate equal to five percent (5%) per annum over and above the rate set forth in the promissory notes secured hereby, which sums shall be secured by this Deed of Trust to the same extent and with the same priority as the principal and interest payable under the promissory notes hereby secured, and such sums shall be deemed mandatory advances required for the preservation and protection of the lien of this Deed of Trust and Trustee's and Beneficiary's rights hereunder.

           (7) That any award of damages in connection with any condemnation for public use of or injury to the Property or any part thereof is hereby assigned and shall be paid to Beneficiary who may apply or release such moneys received by him in the same manner and with the same effect as above provided for disposition of proceeds of fire or other insurance. Notwithstanding the fact that the security given hereby may not be impaired by a partial condemnation, Beneficiary, in its sole and absolute discretion, shall have the right to apply all compensation, award or other payments or relief therefor made on account thereof to either the payment of accrued but unpaid interest and second to the prepayment of principal under said promissory notes or reimbursement of Trustor for expenses incurred by it in the restoration of the Property, and in respect thereto, Trustor hereby waives the benefit of any statute or rule of law which may be contrary thereto.

           (8) That by accepting the payment, performance or observance of any condition, obligation, covenant or agreement contained herein after the date to be paid, performed or observed as provided hereunder, Beneficiary does not waive its right either to require prompt payment, performance or observance when due of all other conditions, obligations, covenants or agreements contained herein or to declare a default for failure so to do.

           (9) That at any time or from time to time, without liability therefor and without notice, upon written request of Beneficiary and presentation of this Deed of Trust and said notes for endorsement, and without affecting the personal liability of any person for payment of the indebtedness secured hereby, Trustee may: reconvey any part of the Trust Estate; consent to the making of any map or plat thereof; join in granting any easement thereon; join in the execution of or subordination of the lien or charge hereof to any covenants, conditions or restrictions affecting said property; or join in any extension agreement or any agreement subordinating the lien or charge hereof.

           (10) That upon written request of Beneficiary stating that all sums secured hereby have been paid, and upon surrender of this Deed of Trust and said notes to Trustee for cancellation and retention and upon payment by Trustor of its fees, Trustee shall reconvey, without warranty, the Trust Estate then held hereunder. The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. The grantee in such reconveyance may be described as "the person or persons legally entitled thereto."

           (11) That Trustor absolutely and unconditionally hereby assigns, transfers, conveys and sets over to Beneficiary all the Rents; provided, however, prior to any default by Trustor in the payment, observance, performance and discharge of any condition, obligation, covenant or agreement of Trustor contained herein, Trustor shall have the right as the agent and fiduciary representative of Beneficiary for collection and distribution purposes only, to collect and receive the Rents as they become due and payable to be applied by Trustor to the payment of the principal and interest and all other sums due or payable on said promissory notes and to the payment of all other sums payable under this Deed of Trust and, thereafter, so long as no default as aforesaid has occurred, the balance shall be distributed to the account of Trustor. Upon any such default, Beneficiary may at any time without notice, either in person, by agent or by a receiver to be appointed by a court, and without regard to the adequacy of any security for the indebtedness hereby secured, enter upon and take possession of the Property or any part thereof, in its own name or in the name of Trustor, sue for or otherwise collect the Rents, including those past due and unpaid and apply the same, less costs and expenses of operation and collection, including reasonable attorneys' fees and expenses, to the payment of the principal and interest and all other sums due or payable on said promissory notes and to the payment of all other sums payable under this Deed of Trust and in such order as Beneficiary may determine. The entering upon and taking possession of the Property, the collection of the Rents and the application thereof as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice.

           All leases and rental agreements now or hereafter affecting the Real Property, including all oil and gas leases and other subsurface leases and the royalties derived therefrom, are hereby assigned and transferred to Beneficiary by the Trustor, and Trustor hereby agrees and covenants that none of said leases or rental agreements will be modified or terminated without the consent in writing of Beneficiary. Trustor shall provide to Beneficiary a non-disturbance and attornment agreement, in form acceptable to Beneficiary, executed by each tenant under a lease or rental agreement for a portion of said Real Property executed after the date hereof.

           Trustor agrees that it will not (a) execute any further assignment of any of its right, title and interest in the Rents without the prior written consent of Beneficiary; (b) accept prepayments of any installments of Rents to become due under any leases or rental agreements in excess of one
(1) month except prepayments in the nature of security which security will not exceed an amount equal to one (1) month's rent under the lease or rental agreement; (c) with respect to any lease or rental agreement having a term of two (2) years or more, Trustor will not terminate, amend or modify any such lease or rental agreement without the prior written consent of the Beneficiary or (d) accept a surrender of any such lease or rental agreement.

           (12) Trustor hereby represents, warrants and covenants that:

           (a) Neither the Real Property which is the subject of this Deed of Trust nor any other real property occupied and/or owned by Trustor has ever been used by Trustor or any other previous owner and/or operator in connection with the disposal of or to refine, generate, manufacture, produce, store, handle, treat, transfer, release, process or transport flammable explosives, radioactive materials, asbestos, PCB, hazardous wastes, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under any Hazardous Materials Laws (defined below) (collectively, "Hazardous Materials"), and Trustor will not at any time use the Real Property or such other real property for the disposal, refining, generating, manufacturing, producing, storing, handling, treating, transferring, releasing, processing or transporting of any Hazardous Materials.

           (b) After diligent investigation including, but not limited to, engineering reports and an environmental assessment report provided to Beneficiary, Trustor warrants and represents that the Real Property is free of Hazardous Materials and contaminants which are or could be detrimental to the Real Property, human health or the environment or in violation of any governmental laws or regulations.

           (c) Neither the Real Property or any other real property owned and/or occupied by Trustor has been designated, listed or identified in any manner by the United States Environmental Protection Agency ("EPA") or under and pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, set forth at 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act of 1986, as amended, set forth at 42 U.S.C. 6901 et seq. ("RCRA"), or any other environmental protection statute as a hazardous waste or hazardous substance disposal or removal site, superfund or cleanup site or candidate for removal of closure pursuant to RCRA, CERCLA or any other environmental protection statute.

           (d) Trustor has not received a notice, summons, citation, directive, letter or other communication, written or oral (collectively, "Notice") from the EPA or any other federal or state governmental agency or instrumentality, authorized pursuant to an environmental protection statute, concerning any intentional or unintentional action or omission by Trustor resulting in the releasing, spilling, leaking, pumping, pouring, emitting, emptying, dumping or otherwise disposing of Hazardous Materials into the environment resulting in damage thereto or to the fish, shellfish, wildlife, biota or other natural resources.

           Trustor shall, and shall cause all tenants, employees, agents, contractors and subcontractors of Trustor and any other persons present on or occupying the Real Property to, keep and maintain the Real Property, including the soil and groundwater thereof, in compliance with, and not cause or permit the Real Property, including the soil and groundwater thereof, to be in violation of, any federal, state or local laws, ordinances or regulations relating to industrial hygiene or to the environmental conditions thereon, including but not limited to any Hazardous Materials Laws. Neither Trustor nor tenants, employees, agents, contractors and subcontractors of Trustor nor any other persons occupying or present on the Real Property shall use, generate, manufacture, store or dispose of on, under or about the Real Property or transport to or from the Real Property any Hazardous Materials.

           The intended use of the Real Property is for raising vineyards and producing wine purposes ("Permitted Use") and Trustor shall not change or alter the Permitted Use unless Trustor shall have first notified Beneficiary thereof in writing and Beneficiary shall have determined, in its sole and absolute discretion, that such change or modification will not result in the presence of Hazardous Materials on the Real Property in such a level that would increase the potential liability for Hazardous Materials Claims.

           Trustor shall immediately advise Beneficiary in writing of: (a) any Notices (whether such Notices are received from the EPA, the Occupational Safety and Health Agency, the Department of Health Services, the State Water Quality Control Board, the Department of Sanitation, the Department of Public Works or any other federal, state or local governmental agency or regional office thereof) of violation or potential violation which are received by Trustor of any applicable federal, state or local laws, ordinances or regulations relating to any Hazardous Materials, including but not limited to CERCLA, RCRA, the Hazardous Materials Transportation Act, the Hazardous Substances Account Act, the Hazardous Substances Act, the Occupational Health and Safety Act, the Porter-Cologne Water Quality Control Act, the Solid Waste Management Act of 1980, the Toxic Pit Cleanup Act, the Underground Tank Act of 1984, and the California Water Quality Improvement Act (collectively, "Hazardous Materials Laws"); (b) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened pursuant to any Hazardous Materials Laws; (c) all claims made or threatened by any third party against Trustor or the Trust Estate relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials (the matters set forth in clauses (a), (b) and (c) above are collectively referred to herein as "Hazardous Materials Claims"); and (d) Trustor's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Real Property that could cause the Real Property or any part thereof to be classified as "border-zone property" under the provisions of California Health and Safety Code, Sections 25220 et seq., or any regulation adopted in accordance therewith, or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use of the Real Property under any Hazardous Materials Laws.

           To the extent Beneficiary has a reasonable basis to believe its security for the Loan is or might be impaired by any Hazardous Materials Claims or in the event of any default hereunder or under any other Loan Document, Beneficiary shall have the right but not the obligation to join and participate in, as a party if it so elects, any legal proceedings or actions initiated in connection with any Hazardous Materials Claims and to have its reasonable attorneys' and consultants' fees in connection therewith paid by Trustor upon demand.

           Trustor shall be solely responsible for, and shall indemnify and hold harmless Beneficiary, its directors, officers, employees, agents, successors and assigns, from and against any loss, damage, cost, expense or liability directly or indirectly arising out of or attributable to the use, generation, storage, release, threatened release, discharge, disposal or presence (whether prior to or during the term of the Loan) of Hazardous Materials on, under or about the Real Property (whether by Trustor or a predecessor in title or any employees, agents, contractor or subcontractors of Trustor, or any predecessor in title, any third persons at any time occupying or present on the Real Property, or from any other cause whatsoever), including, without limitation: (a) all foreseeable and unforeseeable consequential damages including third party claims; (b) the costs of any required or necessary repair, cleanup or detoxification of the Real Property, including the soil and groundwater thereof, and the preparation and implementation of any closure, remedial or other required plans; (c) damage to any natural resources; and (d) all reasonable costs and expenses incurred by Beneficiary in connection with clauses (a), (b) and (c), including but not limited to reasonable attorneys' and consultants' fees.

           Any costs or expenses incurred by Beneficiary for which Trustor is responsible or for which Trustor has indemnified Beneficiary shall be paid to Beneficiary on demand, and failing prompt reimbursement, shall be added to the indebtedness secured by this Deed of Trust and earn interest at the default rate set forth in the notes secured hereby until paid in full.

           Trustor shall not undertake any cleanup, containment, restoration, removal or other remedial work (collectively, "Remedial Work") in response to the presence of any Hazardous Materials on, under or about the Real Property without prior written notice to Beneficiary of the scope and nature of such Remedial Work; provided, however, that prior written notice shall not be necessary in the event that the presence of Hazardous Materials on, under or about the Real Property either poses an immediate threat to the health, safety or welfare of any individual or is of such a nature that an immediate remedial response is necessary and it is not possible to notify Beneficiary before taking such action. In such event, Trustor shall notify Beneficiary as soon as practicable of any action so taken. Trustor shall not, without Beneficiary's prior written consent, which shall not be unreasonably withheld, enter into any settlement agreement, consent decree or other compromise in respect to any Hazardous Material Claims, which remedial action, settlement, consent or compromise might, in Beneficiary's reasonable judgment, impair the value of Beneficiary's security hereunder.

           In the event any investigation or monitoring of conditions on the Real Property or any Remedial Work is required under any applicable Hazardous Materials Laws, by any judicial order, by any governmental entity, or in order to comply with any agreements affecting the Real Property because of or in connection with any Hazardous Material Claims, Trustor shall perform or cause to be performed the Remedial Work in compliance with such Hazardous Material Laws or agreement. All Remedial Work shall be performed by one or more contractors, selected by Trustor and approved in advance in writing by Beneficiary, and under the supervision of a consulting engineer, selected by Trustor and approved in writing by Beneficiary. All costs and expenses of such Remedial Work shall be paid by Trustor, including, without limitation, the charges of such contractors and/or the consulting engineer, and Beneficiary's reasonable attorneys' fees and costs incurred in connection with monitoring or reviewing such Remedial Work. In the event Trustor shall fail to timely commence or cause to be commenced, or fail to diligently prosecute to completion, such Remedial Work, Beneficiary may, but shall not be required to, cause such Remedial Work to be performed, and all costs and expenses thereof shall be due and payable upon demand therefor by Trustor.

           If during the term of the loan secured by this Deed of Trust Beneficiary has reasonable cause to believe that Hazardous Materials have migrated onto the Real Property or have otherwise come onto the Real Property in violation of the terms of this Deed of Trust or there has been a default by Trustor hereunder with respect to Hazardous Materials, at Beneficiary's request, Trustor shall retain, at Trustor's sole cost and expense, a licensed geologist, industrial hygienist or an environmental consultant (a "Consultant") acceptable to Beneficiary to conduct an environmental site assessment of the Real Property for the presence of Hazardous Materials ("Environmental Audit"). The Environmental Audit shall be performed in a manner reasonably calculated to discover the presence of Hazardous Materials contamination. The Consultant shall concurrently deliver the results of its investigation in writing directly to Trustor and Beneficiary without prior consultation with either party unless conducted in the presence of the other party.

           If Trustor fails to pay for or obtain an Environmental Audit as provided for herein, Beneficiary may, but shall not be obligated to, obtain the Environmental Audit, and either demand reimbursement from Trustor or add the cost thereof to the indebtedness secured by this Deed of Trust, in which case interest shall accrue on such sum at the default rate set forth in the notes secured hereby. Furthermore, Trustor hereby grants Beneficiary, its employees and agents the right, exercisable at any time and at Beneficiary's sole cost and expense, to enter upon the Real Property for the purpose of conducting an inspection, sampling and testing to determine whether there have been any violations of the covenants contained in this Paragraph 12.

           Trustor's liability under this Paragraph 12 shall not terminate until the earlier of (i) the sale of the Real Property pursuant to the enforcement of the lien of this Deed of Trust, the proceeds of which are applied to the indebtedness secured hereby, or (ii) the payment in full of the indebtedness.

           (13) Trustor agrees to indemnify, defend and hold harmless Trustee and Beneficiary from and against any and all losses, liabilities, suits, obligations, fines, damages, judgments, penalties, claims, charges, costs and expenses (including attorneys' fees and disbursements) which may be imposed on, incurred or paid by or asserted against Trustee and/or Beneficiary by reason or on account of, or in connection with (a) any willful misconduct of Trustor or any default or event of default by Trustor hereunder or under any other Loan Document; (b) Trustee's and/or Beneficiary's good faith and commercially reasonable exercise of any of their rights and remedies, or the performance of any of their duties hereunder or under the other Loan Documents to which Trustor is a party; (c) Trustor's failure to perform or comply with any of the covenants set forth in Paragraph 12 above; (d) the construction, reconstruction or alteration of the Real Property; (e) any negligence of Trustor, or any negligence or willful misconduct of any lessee of the Real Property or any portion thereof, or any of their respective agents, contractors, employees, licensees or invitees; or (f) any accidents, injury, death or damage to any person or property occurring in, on or about the Real Property or any street, drive, sidewalk, curb or passageway adjacent thereto, except for the willful misconduct or gross negligence of Beneficiary or Trustee. Upon demand by Trustee and/or Beneficiary, Trustor shall defend any action or proceeding brought against Trustee and/or Beneficiary arising out of or alleging any claim or cause of action covered by this indemnity, all at Trustor's own cost and by counsel to be approved by Beneficiary in the exercise of its reasonable judgment. In the alternative, Trustee and/or Beneficiary may elect to conduct its own defense at the expense of Trustor. The provisions of this Paragraph 13 shall survive the foreclosure or the delivery of a deed in lieu of foreclosure of this Deed of Trust or the payment in full of the indebtedness secured hereby and the termination and reconveyance of this Deed of Trust, as the case may be.

           Any amount payable to Trustee or Beneficiary under Paragraph 12 or this Paragraph 13 shall be due and payable immediately after demand therefor and receipt by Trustor of a statement setting forth in reasonable detail the amount claimed and the basis therefor, and such amounts shall bear interest at the rate specified in Paragraph 6 hereof from and after the date such amounts are paid by Beneficiary or Trustee, as the case may be, until paid in full by Trustor.

           (14) That upon default by Trustor in payment of any indebtedness secured hereby or in performance of any agreement hereunder, Beneficiary may take any action or pursue any right or remedy permitted under applicable law specifically including, without limiting, impairing or otherwise affecting its other rights and remedies declare all sums secured hereby immediately due and payable by delivery to Trustee written declaration of default and demand for sale and of written notice of default and of election to cause to be sold the Real Property, which notice Trustee shall cause to be filed for record. Beneficiary also shall deposit with Trustee this Deed of Trust, said notes and all documents evidencing expenditures secured hereby.

           After the lapse of such time as may then be required by law following the recordation of said notice of default, and notice of the sale having been given as then required by law, Trustee, without demand on Trustor, shall sell the Real Property at the time and place fixed by it in said notice of sale, either as a whole or in separate parcels, and in such order as it may determine, at public auction to the highest bidder for cash in lawful money of the United States, payable at time of sale. Trustee may postpone sale of all or any portion of said Real Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement. Trustee shall deliver to such purchaser its deed conveying the Real Property so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Trustor, Trustee, or Beneficiary as herein defined, may purchase at such sale.

           After deducting all costs, fees and expenses of Trustee and of this Trust, including cost of evidence of title in connection with sale, Trustee shall apply the proceeds of sale to payment of: all sums expended under the terms hereof, not then repaid, with accrued interest at the rate specified in Paragraph 6 hereof; all other sums then secured hereby; and the remainder, if any, to the person or persons legally entitled thereto.

           If this Deed of Trust or any notes secured hereby provides for any charge for prepayment of any indebtedness secured hereby, Trustor agrees to pay said charge if any of said indebtedness shall be paid prior to the date thereof stated in said notes or this Deed of Trust, even if and notwithstanding Trustor shall have defaulted in payment thereof, or in performance of any agreement hereunder, and Beneficiary, by reason thereof, shall have declared all sums secured hereby immediately due and payable.

           (15) Following recordation of a notice of default, Beneficiary and prospective bidders at any foreclosure sale shall have the right to enter and inspect said Real Property at reasonable times and upon reasonable notice to Trustor. Trustor shall, promptly following the recordation of a notice of default, but in any event prior to the date of sale set in the notice of sale, disclose to Beneficiary in writing all material facts regarding said Real Property.

           Trustor hereby waives any claims against Beneficiary or Trustee arising out of or in connection with any disclosures regarding said Real Property which may be made by Beneficiary or Trustee to prospective bidders at or prior to the foreclosure sale. In addition, Trustor shall indemnify, defend and hold harmless Trustee and Beneficiary from and against all losses, liabilities, suits, damages claims or judgments which may arise out of or in connection with any disclosures regarding said Real Property which may be made by Beneficiary or Trustee to prospective bidders at or prior to the foreclosure sale. All costs, fees and expenses incurred by Beneficiary or Trustee in connection with such inspections and disclosures shall be payable by Trustor upon demand therefor, and such amounts shall bear interest at the rate specified in Paragraph 6 hereof from the date paid by Beneficiary until paid in full by Trustor, and if not so paid shall be added to the amount secured hereby.

           (16) That if the Trustor, or any subsequent owner of the Real Property covered hereby, shall occupy said property, or any part thereof, after any default in payment of any amount secured by this Deed of Trust, the Trustor, or such owner, shall pay to the Beneficiary in advance on the first day of each month a reasonable rental for the premises so occupied, and upon failure to pay such reasonable rental, the Trustor, or such owner, may be removed from said premises by summary dispossess proceedings or by any other appropriate action or proceeding.

           (17) Trustor hereby represents and warrants: (a) that it is or will be the lawful owner of all of the Trust Estate free of all claims, liens or encumbrances whatsoever, other than the security interests granted pursuant hereto and such other matters as may be approved in writing by Beneficiary in Beneficiary's sole and absolute discretion; (b) all information, including but not limited to financial statements furnished by Trustor to Beneficiary heretofore or hereafter, whether oral or written, is and will be correct and true as of the date given; and (c) if Trustor is a business entity, the execution, delivery and performance hereof are within its powers and have been duly authorized.

(18) With respect to the Personal Property and the security interest granted to Beneficiary under the Deed of Trust, the following shall apply:

           (a) Trustor shall: (i) execute such financing statements and other documents and do such other acts and things, all as Beneficiary may from time to time require, to establish and maintain a valid security interest in the Personal Property, including payment of all costs and fees in connection with any of the foregoing when deemed necessary by Beneficiary; (ii) keep the Personal Property separate and identifiable and at the location described herein and permit Beneficiary and its representatives to inspect the Personal Property and/or records pertaining thereto from time to time during normal business hours; (iii) at Trustor's expense upon Beneficiary's request remove any unauthorized lien or security interest and defend any claim affecting the Personal Property; (iv) reimburse Beneficiary for any expenses including but not limited to reasonable attorneys' fees and legal expenses, incurred by Beneficiary in seeking to protect, collect or enforce any rights in the Personal Property; (v) maintain the Personal Property in good condition and not use the Personal Property for any unlawful purpose; and (vi) at its own expense, upon request of Beneficiary, notify any parties obligated to Trustor on any of the Personal Property to make payment to Beneficiary, and Trustor hereby irrevocably grants Beneficiary power of attorney to make said notifications and collections. Trustor does hereby authorize Beneficiary to perform any and all acts which Beneficiary in good faith deems necessary for the protection and preservation of the Personal

Property or its value or Beneficiary's security interest therein, including transferring any of the Personal Property into its own name and receiving the income thereon as additional security hereunder.

           (b) Whenever a default exists under this Deed of Trust, Beneficiary, at its option may: (i) transfer any of the Personal Property into its own name or that of its nominee; (ii) notify any parties obligated on any of the Personal Property consisting of accounts, instruments, chattel paper, choses in action or the like to make payment to Beneficiary and enforce collection of any of the Personal Property herein; (iii) require Trustor to assemble and deliver any of the Personal Property to Beneficiary at a reasonable convenient place designated by Beneficiary. No delay on the part of Beneficiary in the exercise of any right or remedy shall constitute a waiver thereof and any exercise, or partial exercise, by Beneficiary of any right or remedy under this Paragraph 18 shall not preclude the exercise of any other right or remedy of Beneficiary under this Paragraph 18, this Deed of Trust or at law or in equity or the further exercise of the same remedy. This Paragraph 18 shall not be construed to derogate or impair the lien or provisions of any other provision of the Deed of Trust with respect to any property described in the Deed of Trust that is real property or which the parties have agreed to treat as real property. Beneficiary's rights, power and remedies as to the Personal Property shall be exercisable as to any part or all of the Personal Property as Beneficiary may elect.

           (c) Trustor hereby assumes, and releases Beneficiary from, all risk of loss, destruction or damage to all or any part of the Personal Property by reason of any casualty or cause whatsoever except as caused by the intentional misconduct of Beneficiary, and Trustor shall indemnify and hold Beneficiary harmless from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, reasonable attorneys' fees and costs) imposed upon or incurred by or asserted against Beneficiary by reason of (i) any failure by Trustor to perform or comply with the terms of this Deed of Trust or (ii) the exercise by Beneficiary of any rights or remedies provided hereunder or at law or in equity, except as caused by Beneficiary's intentional misconduct.

           (d) Upon transfer by Beneficiary of any part of the obligations secured hereby, Beneficiary shall be fully discharged from all liability with respect to the Personal Property transferred therewith.

           (e) The grant of a security interest in proceeds, replacements, substitutions or the like does not imply any right of Trustor to sell or dispose of any Personal Property described herein without the express written consent by Beneficiary.

           (19) Beneficiary, acting alone, may from time to time, by instrument in writing, substitute a successor or successors to any Trustee named herein or acting hereunder, which instrument, executed and acknowledged by each and recorded in the office of the recorder of the county or counties where said property is situated, shall be conclusive proof of proper substitution of such successor Trustee or Trustees, who shall, without conveying from the Trustee predecessor, succeed to all its title, estate, rights, powers and duties. Said instrument must contain the name of the original Trustor, Trustee and Beneficiary hereunder, the book and page or document number where this Deed of Trust is recorded, and the name and address of the new Trustee. If notice of default shall have been recorded, this power of substitution cannot be exercised until after the costs, fees and expenses of the then acting Trustee shall have been paid to such Trustee, who shall endorse receipt thereof upon such instrument of substitution.

           (20) That any Trustor who is a married person hereby expressly agrees that recourse may be had against his or her separate property, but without hereby creating any lien or charge thereon, for any deficiency after sale of the property hereunder.

           (21) If requested, that Trustor shall furnish at least annually, within ninety (90) days after the end of its fiscal year, or more frequently if requested by Beneficiary, a full and complete financial statement concerning income, expenses, assets and liabilities of Trustor, and/or applicable or attributable to the Trust Estate encumbered hereby and the operations thereof, and such other information as Beneficiary may request. Such statement shall be prepared in accordance with generally accepted accounting principles and shall be certified as true, complete and correct by Trustor. Trustor shall keep true and correct records upon which annual statements are based for not less than three (3) years after delivery of the required annual statement. Beneficiary shall have the right, at its cost and at any time and from time to time after giving prior written notice to Trustor, to do or cause to be done any of the following: to audit the records; to cause an audit of the records to be made; to make abstracts from the records; to make copies of any or all of the records; to examine any or all leases and rental agreements (if such leases and rental agreements exist); and to make copies of any or all leases and rental agreements (to the extent such leases and rental agreements exist). Trustor shall make all records specified in the notice available at the time specified in the notice and at the place where the records are customarily kept, or at Beneficiary's option at Beneficiary's office. Upon any default under the notes described above, this Deed of Trust or other Loan Documents, Beneficiary may perform any of the acts authorized by this paragraph at the sole cost of Trustor. Trustor shall promptly reimburse Beneficiary for its costs and such costs shall be secured by this Deed of Trust.

           (22) That the pleading of any statute of limitations as a defense to any and all obligations secured by this Deed of Trust is hereby waived to the full extent permissible by law.

           (23) That this Deed of Trust applies to, inures to the benefit of, and binds all parties hereto, their heirs, legatees, devisees, administrators, executors, successors and assigns. The term Beneficiary shall mean the owner and holder, including pledgees, of the notes secured hereby, whether or not named as Beneficiary herein. In this Deed of Trust, whenever the context so requires, the masculine gender includes the feminine and neuter, and the singular number includes the plural. If more than one (1) person executes this Deed of Trust as Trustor, the obligations of such persons are joint and several.

           (24) Trustor agrees that Lender may provide any financial or other information, data or material in Beneficiary's possession relating to Trustor, the Loan, this Deed of Trust, the Property or the Improvements, to Beneficiary's parent, affiliate, subsidiary, participants or service providers, without further notice to Trustor.

           (25) That Trustee accepts this Trust when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law. Trustee is not obligated to notify any party hereto of pending sale under any other deed of trust or of any action or proceeding in which Trustor, Beneficiary or Trustee shall be a party unless brought by Trustee.

           (26) To pay Beneficiary for each and every beneficiary statement furnished at Trustor's request the maximum fee allowed by law and if there be no maximum, then in accordance with Beneficiary's schedule therefor. Such fee shall be computed as of the time said statement is furnished.

           (27) That should Trustor sell, convey, transfer, dispose of or further encumber the Trust Estate or any part thereof or any interest therein or enter into a lease covering all or any portion thereof or an undivided interest therein, either voluntarily, involuntarily or otherwise, or enter into an agreement so to do, without the prior written consent of Beneficiary being first had and obtained, then Beneficiary may, at its option, declare all sums secured hereby immediately due and payable. Consent to one such transaction shall not be deemed to be a waiver of the right to require such consent to future or successive transactions.

           (28) Should any of the following occur, then Beneficiary may, at its option, declare all sums secured hereby immediately due and payable unless Beneficiary shall have given its prior written consent thereto:

           (a) If Trustor is a corporation, and should there occur a sale, conveyance, transfer, disposition or encumbrance, either voluntary or involuntary, or should an agreement be entered into to accomplish any thereof, with respect to more than ten percent (10.0%) of the issued and outstanding capital stock of Trustor; or

           (b) If Trustor is a trust, and should there occur a sale, conveyance, transfer, disposition or encumbrance, either voluntary or involuntary, or should an agreement be entered into to accomplish any thereof, with respect to the beneficial interest of Trustor; or

           (c) If Trustor is a limited partnership, a general partnership or a joint venture, and should there occur a sale, conveyance, transfer, disposition or encumbrance, either voluntary or involuntary, or should an agreement be entered into to accomplish any thereof, with respect to a change in any general partner of Trustor; or

           (d) If Trustor is a limited liability company, and should there occur a sale, conveyance, transfer, disposition or encumbrance, either voluntary or involuntary, or should an agreement be entered into to accomplish any thereof, with respect to a change in any membership interest.

Consent to one such transaction shall not be deemed to be a waiver of Beneficiary's right to require such consent to future or successive transactions.

           (29) That in the event of the passage after the date hereof of any law deducting from the value of real property, for taxation purposes, any lien thereon or changing in any way the laws now in force for the taxation of deeds of trust or debts whether or not secured thereby for federal, state or local purposes or the manner of the collection of any such taxes so as to affect this Deed of Trust or the obligations hereby secured, Trustor agrees to pay any thereof and if Trustor fails to so do or if it would be illegal for Trustor so to do then, the whole of the principal sum secured by this Deed of Trust, together with accrued interest thereon shall, at the option of Beneficiary, without demand or notice, immediately become due and payable.

           (30) To the fullest extent permitted by law, Trustor hereby waives the provisions of Section 431.70 of the California Code of Civil Procedure and all amendments thereto.

           (31) That no remedy herein conferred upon, reserved to Trustee or Beneficiary is intended to be exclusive of any other remedy herein or by law provided, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission of Trustee or Beneficiary in the exercising of any right or power accruing upon any event of default hereunder shall impair such right or power or any other right or power nor shall the same be construed to be a waiver of any default or any acquiescence therein; and every power and remedy given by this Deed of Trust to Trustee or Beneficiary may be exercised from time to time as often as may be deemed expedient by Trustee or Beneficiary. If there exists additional security for the obligations secured hereby, Beneficiary, at its sole option, and without limiting or affecting any of the rights or remedies hereunder, may exercise any of the rights or remedies to which it may be entitled hereunder either concurrently with whatever rights it may have in connection with such other security or in such order and in such manner as Beneficiary may deem fit without waiving any rights with respect to any other security. The granting of consent by Beneficiary to any transaction as required by the terms hereunder shall not be deemed a waiver of the right to secure the consent of Beneficiary to future or successive transactions.

           (32) That in the event any one or more of the provisions contained in this Deed of Trust or in the promissory notes hereby secured shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Deed of Trust or said promissory notes, but this Deed of Trust and said promissory notes shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

           (33) TRUSTOR ACKNOWLEDGE(S) AND AGREE(S) THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE LENDING RELATIONSHIP ESTABLISHED HEREBY WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES, AND THEREFORE, TRUSTOR HEREBY WAIVE(S) ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING (INCLUDING ACTIONS SOUNDING IN TORT) TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS DEED OF TRUST OR ANY OTHER LOAN DOCUMENT OR ARISING FROM THE TRANSACTION CONTEMPLATED HEREUNDER OR THE LENDING RELATIONSHIP ESTABLISHED HEREBY AND AGREE(S) THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE AND NOT BY A JURY.

           (34) This Deed of Trust has been executed and delivered in the State of California and is to be construed and enforced according to and governed by the laws thereof except that with respect to any portion of the Trust Estate covered hereby located outside of the State of California, only to the extent required for Trustee or Beneficiary to enforce or realize upon the rights and remedies hereunder with respect thereto, the laws of the state in which such property is located shall be applicable hereto.

           The undersigned Trustor requests that a copy of any notice of default and of any notice of sale hereunder be mailed to him at his address hereinbefore set forth.

                                          TRUSTOR:
                                          AWG, LTD.


                                          By: _______________________________
                                                 John P. Caponigro, Secretary

                                          Address:
                                          c/o J.E.A. Enterprises, L.L.C.
                                          1800 West Maple Road, Suite 100
                                          Troy, MI  48084
                                          Attn:  Joseph E. Antonini

STATE OF CALIFORNIA                 )
                                    ) ss.
COUNTY OF _________________________ )


           On ___________________, 19__, before me, the undersigned, a Notary Public in and for said State, personally appeared ___________________________________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

           WITNESS my hand and official seal.


                                                  ___________________________
                                                  NOTARY PUBLIC

                                 EXHIBIT "A"

                              LEGAL DESCRIPTION


           COMMENCING AT A POINT ON THE NORTHEASTERN LINE OF THE COUNTY ROAD COMMONLY KNOWN AS THE "BIG RANCH ROAD", WHERE THE SAME IS INTERSECTED BY THE CENTER LINE OF A CERTAIN STONE DITCH RUNNING THROUGH LOT 12 AS SAID LOT IS SHOWN UPON THE MAP HEREINAFTER REFERRED TO, SAID POINT OF COMMENCEMENT BEING FURTHER DESCRIBED AS BEING THE POINT OF INTERSECTION OF SAID NORTHEASTERN LINE OF THE "BIG RANCH ROAD" WITH THE SOUTHEASTERN LINE OF THE 39.25 ACRE TRACT HERETOFORE CONVEYED TO L. L. JORDAN BY DEED OF RECORD IN BOOK 112 OF DEEDS, AT PAGE 18, RECORDS OF SAID NAPA COUNTY AND RUNNING THENCE FROM SAID POINT OF COMMENCEMENT, AND ALONG THE NORTHEASTERN LINE OF SAID COUNTY ROAD SOUTH 30(degree) 30' EAST 849.5 FEET TO THE SOUTHEASTERN LINE OF SAID LOT 12, THENCE NORTH 55(degree) EAST AND ALONG THE SOUTHEASTERN LINE OF SAID LOT 12, A DISTANCE OF 46.90 CHAINS, MORE OR LESS, TO THE CENTER OF NAPA RIVER; THENCE UP SAID RIVER AND FOLLOWING MEANDERINGS OF THE CENTER LINE THEREOF TO THE SOUTHEASTERN LINE OF THE 33 ACRE TRACT CONVEYED TO E.C. GADDINI BY DEED OF RECORD IN BOOK 110 OF DEEDS, AT PAGE 362, SAID NAPA COUNTY RECORDS, THENCE WESTERLY ALONG THE SOUTHEASTERN LINE OF SAID 33 ACRE TRACT TO A LARGE OAK TREE AND THENCE SOUTH 55 3/4(degree) WEST AND ALONG THE SOUTHEASTERN LINE OF SAID GADDINI AND THE SOUTHEASTERN LINE OF PREMISES CONVEYED TO JORDAN HEREINABOVE REFERRED TO, 1697 FEET TO THE POINT OF COMMENCEMENT. BEING A PORTION OF LOT 12, AS SHOWN ON THAT CERTAIN MAP, DUPLICATE PLAT OF THE SAUSAL RANCHO, RECORDED NOVEMBER 21, 1864 IN BOOK 1 OF DEEDS AT PAGE 99, NAPA COUNTY RECORDS, AND BEING THE SAME AS SET FORTH ON RECORD OF SURVEY MAP NO. 3998, FILED FEBRUARY 2, 1987 IN BOOK 25 OF SURVEYS, PAGE 62, NAPA COUNTY RECORDS.

APN 036-170-038

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO




Name           COMERICA BANK
Street         1400 North Woodward Avenue, Suite 255
City/St/Zip    Bloomfield Hills, MI 48304                SPACE ABOVE THIS LINE
               Attn:  Lora McEachern                     FOR RECORDER'S USE


                                ASSIGNMENT OF
                        REAL PROPERTY LEASES AND RENTS


           For value received, AWG, Ltd. ("Assignor") does hereby sell, assign, transfer and set over to COMERICA BANK, a Michigan Banking Corporation (hereinafter referred to as "Lender"), (1) those certain lease agreements for the lease of real property commonly known as 4162 Big Ranch Road, City of Napa, State of California, more particularly described on Exhibit A attached hereto and incorporated herein by this reference (the "Property"), such lease agreements being set forth in Exhibit B attached hereto and incorporated herein by this reference, entered into by and between Assignor (or any predecessor in interest of Assignor), and the lessees identified therein; (2) any other leases, rental agreements or use agreements of all or any portion of the Property, whether now existing or hereafter entered into; (3) any and all extensions renewals, modifications, supplements and amendments thereof or thereto; (4) any and all guaranties of any of the lessees' obligations under the terms and conditions of said leases and under any extensions, renewals, modifications and amendments thereof or thereto ((1) through (4) are hereinafter collectively referred to as the "Leases" and singularly referred to as a "Lease"); (5) any cash or securities deposited with the lessor under any Lease to secure performance of the lessees' obligations thereunder; and (6) all rentals and sums due and to become due under the Leases ("Rents").

           Assignor does hereby consent that, without further notice and without releasing the liability of Assignor, Lender may, at its discretion, give grace or indulgence in the collection of all Rents due or to become due on or under the Leases and grant extensions of time for the payment of the same before, at or after maturity. Assignor warrants that all rental payments and other sums due under the Leases as well as the right to collect same are hereby vested in Lender; that the Leases are genuine; that the lessees thereunder have capacity to contract; that Assignor has the right to make this assignment and that rental payments and other sums due thereunder are free from liens, encumbrances, claims and set-offs of every kind whatsoever, and that as of the date hereof, the unpaid balance of rental payments specified in the Leases are as is set forth in each of the Leases.

           Assignor agrees that Lender may proceed against Assignor directly or independently of the lessees and that the cessation of the liability of the Lessees under said Leases for any reason other than full payment, shall not in any way affect the liability of Assignor hereunder, nor any extension, forbearance of acceptance, release or substitution of security or any impairment of suspension of Lender's remedies or rights against the lessees shall not in any way affect the liability of Assignor hereunder.

           Lender does not assume any of the obligations arising under said Leases, and Assignor does hereby covenant and agree: (a) to keep and perform all of the obligations of the lessor under the Leases and to save Lender harmless from the consequences of any failure to do so; (b) to preserve the Property free and clear of liens and encumbrances, except with the consent of Lender; (c) to neither consent to nor enter into any alteration, amendment, cancellation, renewal or extension of the Leases without first having obtained the written consent of Lender.

           Assignor hereby irrevocably constitutes and appoints Lender its true and lawful attorney to demand, receive and enforce payment and to give receipts, releases and satisfactions, and to sue for all sums payable either in the name of Assignor, or in the name of the Lender, with the same force and effect as Assignor could do if this assignment had not been made.

           Assignor hereby represents and warrants to Lender that it is the lawful owner of the Leases and all rights and interests therein, and that it will not assign any other interest in the Leases.

           Notwithstanding any provision herein to the contrary, this Assignment of Real Property Leases and Rents is intended to be an absolute assignment from Assignor to Lender and not the granting of a security interest. The Rents and Leases are hereby assigned absolutely by Assignor to Lender.

           Lender shall have the present right to collect and receive any and all Rents assigned hereunder; provided, that so long as no event of default has occurred hereunder or under (1) that certain promissory note of even date herewith in the amount of One Million Six Hundred Fifty Thousand Dollars ($1,650,000) (the "First Non-Revolving Note"), that certain promissory note of even date herewith in the amount of Eight Hundred Fifty Thousand Dollars ($850,000) (the "Second Non-Revolving Note"), and that certain promissory note of even date herewith in the amount of Two Hundred Thousand Dollars ($200,000) (the "Revolving Note") (collectively, the "Notes"); (2) that certain deed of trust of even date herewith executed by Assignor, as trustor, in favor of Lender, as beneficiary (the "Deed of Trust"); and (3) that certain loan agreement of even date herewith executed by and between Assignor and Lender (collectively, the "Loan Documents"), Lender shall forebear from collecting such Rents and Assignor shall have the duty to collect all Rents for so long as Lender forebears. If an event of default has occurred under any of the Loan Documents, any Rents received by Assignor shall be held in trust for Lender and shall be paid over to Lender immediately. If an event of default has occurred, Lender may, without thereby becoming or being deemed a mortgagee in possession, notify any lessee, tenant or other occupant of any part of the Property to pay Rents to Lender and all such rents shall thereafter be paid directly to Lender until Lender agrees otherwise. The obligation of any such lessee, tenant or occupant shall be satisfied and discharged to the extent of any such payment to Lender without regard to whether an event of default has in fact occurred, the application of the Rents made by Lender, or otherwise. If an event of default has occurred under the terms of any of the Loan Documents, to facilitate Lender's collection of Rents, Assignor hereby irrevocably authorizes and empowers Lender to endorse on behalf of Assignor and in Assignor's name or checks and other instruments received by Lender as payment of Rents.

           Lender shall be entitled to apply the Rents (in such order of priority as Lender desires) to the payment of: (1) all expenses of managing the Property, including without limitation, the salaries, fees and wages of the managing agent and such other employees as Lender may deem necessary or desirable, and all expenses of operating and maintaining the Property, including without limitation, all taxes, charges, claims, assessments, utility charges and insurance premiums, and the cost of all alterations, renovations, repairs or replacements, and all expenses incident to taking and retaining possession of the Property; (2) the principal and interest and other sums due under the Notes together with all costs and attorneys' fees (to the extent permitted by law); and (3) payment of any other obligations of Assignor under the Loan Documents.

           Notice of this assignment may be given to the lessees under the Leases at any time at Lender's option. In the event any payment or payments of Rents under the Leases are made to Assignor, Assignor agrees promptly to transmit such payment or payments to Lender in the same manner as it is received by Assignor except that Assignor will endorse checks so received which are payable to Assignor.

           Assignor agrees to indemnify and hold Lender harmless from all liability, loss, damage or expense which it may incur by reason of this assignment, or any action taken by Lender hereunder, except for the gross negligence or willful misconduct of Lender. Should Lender incur any such liability, loss, damage or expense, Assignor shall pay the amount thereof (including reasonable attorneys' fees), with interest thereon at the default rate provided in the Notes, to Lender immediately and without demand, and such payment shall be secured by the Deed of Trust.

           In the event the Assignor fails to perform any of the covenants or agreements herein contained or any of the warranties or representations herein contained prove to be untrue, then Lender, at its option, may accelerate any indebtedness secured by the Deed of Trust and demand that payment in full immediately be made.

           In the event either party hereto shall bring any action or legal proceeding for damages for an alleged breach of any provision of this assignment, to enforce an indemnity obligation, or to enforce, protect, interpret or establish any term, condition or covenant of this assignment or right or remedy of either party, the prevailing party shall be entitled to recover as a part of such action or proceeding, reasonable attorneys' fees and court costs, including attorneys' fees and costs for appeal, as may be fixed by the court or jury.

           Assignor has granted Lender an assignment of rents in the Deed of Trust which assignment supplements and is not intended to supersede, modify or vary this assignment. Both assignments shall be construed together, but in the event of a conflict, this assignment shall control.

           This assignment is irrevocable and shall remain in full force and effect until and unless either of the following shall occur: (1) payment in full of the indebtedness secured by the Deed of Trust; or (2) execution by Lender of a written release of this assignment.

           Assignor agrees that Lender may provide any financial or other information, data or material in Lender's possession relating to Assignor, the Loan, this Assignment, the Property or the improvements, to Lender's parent, affiliate, subsidiary, participants or service providers, without further notice to Assignor.

           Whenever the context so requires, the singular number includes the plural.

           Dated at San Jose, California this 10th day of December, 1998.

                                       ASSIGNOR:
                                       AWG, LTD.


                                       By: ____________________________
                                           John P. Caponigro, Secretary

                                       Address:
                                       c/o J.E.A. Enterprises, L.L.C.
                                       1800 West Maple Road, Suite 100
                                       Troy, MI  48084
                                       Attn:  Joseph E. Antonini

STATE OF CALIFORNIA               )
                                  ) ss.
COUNTY OF _______________________ )


           On ________________, 19___, before me, the undersigned, a Notary Public in and for said State, personally appeared _______________________________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

           WITNESS my hand and official seal.


                                               ______________________________
                                               NOTARY PUBLIC

                                 EXHIBIT "A"

                              LEGAL DESCRIPTION



           COMMENCING AT A POINT ON THE NORTHEASTERN LINE OF THE COUNTY ROAD COMMONLY KNOWN AS THE "BIG RANCH ROAD", WHERE THE SAME IS INTERSECTED BY THE CENTER LINE OF A CERTAIN STONE DITCH RUNNING THROUGH LOT 12 AS SAID LOT IS SHOWN UPON THE MAP HEREINAFTER REFERRED TO, SAID POINT OF COMMENCEMENT BEING FURTHER DESCRIBED AS BEING THE POINT OF INTERSECTION OF SAID NORTHEASTERN LINE OF THE "BIG RANCH ROAD" WITH THE SOUTHEASTERN LINE OF THE 39.25 ACRE TRACT HERETOFORE CONVEYED TO L. L. JORDAN BY DEED OF RECORD IN BOOK 112 OF DEEDS, AT PAGE 18, RECORDS OF SAID NAPA COUNTY AND RUNNING THENCE FROM SAID POINT OF COMMENCEMENT, AND ALONG THE NORTHEASTERN LINE OF SAID COUNTY ROAD SOUTH 30(degree) 30' EAST 849.5 FEET TO THE SOUTHEASTERN LINE OF SAID LOT 12, THENCE NORTH 55(degree) EAST AND ALONG THE SOUTHEASTERN LINE OF SAID LOT 12, A DISTANCE OF 46.90 CHAINS, MORE OR LESS, TO THE CENTER OF NAPA RIVER; THENCE UP SAID RIVER AND FOLLOWING MEANDERINGS OF THE CENTER LINE THEREOF TO THE SOUTHEASTERN LINE OF THE 33 ACRE TRACT CONVEYED TO E.C. GADDINI BY DEED OF RECORD IN BOOK 110 OF DEEDS, AT PAGE 362, SAID NAPA COUNTY RECORDS, THENCE WESTERLY ALONG THE SOUTHEASTERN LINE OF SAID 33 ACRE TRACT TO A LARGE OAK TREE AND THENCE SOUTH 55 3/4(degree) WEST AND ALONG THE SOUTHEASTERN LINE OF SAID GADDINI AND THE SOUTHEASTERN LINE OF PREMISES CONVEYED TO JORDAN HEREINABOVE REFERRED TO, 1697 FEET TO THE POINT OF COMMENCEMENT. BEING A PORTION OF LOT 12, AS SHOWN ON THAT CERTAIN MAP, DUPLICATE PLAT OF THE SAUSAL RANCHO, RECORDED NOVEMBER 21, 1864 IN BOOK 1 OF DEEDS AT PAGE 99, NAPA COUNTY RECORDS, AND BEING THE SAME AS SET FORTH ON RECORD OF SURVEY MAP NO. 3998, FILED FEBRUARY 2, 1987 IN BOOK 25 OF SURVEYS, PAGE 62, NAPA COUNTY RECORDS.

APN 036-170-038

                                 EXHIBIT "B"

                              SCHEDULE OF LEASES

                              SECURITY AGREEMENT
                              (Chattel Mortgage)

COMERICA BANK
1400 NORTH WOODWARD AVENUE
SUITE 255
BLOOMFIELD HILLS, MI  48304

This Security Agreement (this "Agreement") is executed at San Jose, California, on December 10, 1998, by AWG, Ltd., a Nevada corporation (herein called "Debtor").

As security for the payment and performance of the following obligations: (i) payment to COMERICA BANK, a Michigan Banking Corporation ("Lender"), of all sums at any time owing under that certain First Non-Revolving Note of even date herewith, in the original principal amount of ONE MILLION SIX HUNDRED FIFTY THOUSAND DOLLARS ($1,650,000), that certain Second Non-Revolving Note of even date herewith, in the original principal amount of EIGHT HUNDRED FIFTY THOUSAND DOLLARS ($850,000) and that certain Revolving Note of even date herewith, in the original principal amount of up to TWO HUNDRED THOUSAND DOLLARS ($200,000) (collectively, the "Notes"), executed by Debtor and payable to the order of Lender, and any and all modifications, extensions or renewals thereof, whether hereafter evidenced by said Notes or otherwise;
(ii) payment and performance of all obligations of Debtor under that certain Term Loan Agreement (the "Loan Agreement") and that certain Deed of Trust, each of even date herewith, and all modifications, extensions or renewals of either of the foregoing; and (iii) payment of such additional sums with interest thereon as may be hereafter borrowed from Lender, its successors or assigns by Debtor or the then record owner of the Collateral (defined below) when evidenced by a promissory note or notes, which are by the terms thereof secured by this Agreement; Debtor does hereby grant to Lender a continuing security interest in all of the following described property (herein called "Collateral"):

A. All of the personal property, fixtures and furnishings described in Exhibit "A" and situated on or used in connection with the real property described in Exhibit "B," commonly known as 4162 Big Ranch Road, County of Napa, State of California, and all other property of the same character which Debtor may hereafter acquire at any time, including, but not limited to, all accretions, additions, replacements, improvements, repairs and increases to such property;

B. All personal property of any kind which is delivered to or in the possession or control of Lender or its agents, including any accounts established pursuant to the Loan Agreement;

C. Proceeds of any of the above-described property; provided, however, that the grant of a security interest in proceeds does not imply any right of Debtor to sell or dispose of any Collateral described herein without the express written consent by Lender.

All of the terms and conditions set forth on pages 2 and 3 hereof are incorporated herein as though set forth in full above.

                                  AGREEMENT

           1. The term credit is used throughout this Agreement in its broadest and most comprehensive sense. Credit may be granted at the request of any one Debtor without further authorization or notice to any other Debtor, including an Accommodation Debtor. Collateral shall be security for all obligations of Debtor to Lender in accordance with the terms and conditions herein.

           2. Debtor will: (a) execute such Financing Statement(s) and other documents and do such other acts and things, all as Lender may from time to time require, to establish and maintain a valid security interest in Collateral, including payment of all costs and fees in connection with any of the foregoing when deemed necessary by Lender; (b) pay promptly when due all indebtedness to Lender; (c) furnish Lender such information concerning Debtor and Collateral as Lender may from time to time request, including but not limited to current financial statements; (d) keep Collateral separate and identifiable and at the location described herein and permit Lender and its representatives to inspect Collateral and/or records pertaining thereto from time to time during normal business hours; (e) not sell, assign or create or permit to exist any lien on or security interest in Collateral in favor of anyone other than the Lender unless Lender consents thereto in writing and at Debtor's expense upon Lender's request remove any unauthorized lien or security interest and defend any claim affecting the Collateral; (f) pay all charges against Collateral prior to delinquency including but not limited to taxes, assessments, encumbrances, insurance and drivers claims, and upon Debtor's failure to do so Lender may pay any such charge as it deems necessary and add the amount paid to the indebtedness of Debtor hereunder, (g) reimburse Lender for any expenses including but not limited to reasonable attorneys' fees and legal expenses, incurred by Lender in seeking to protect, collect or enforce any rights in Collateral; (h) when required, provide insurance in form and amounts and with companies acceptable to Lender and when required assign the policies or the rights thereunder to Lender; (i) maintain Collateral in good condition and not use Collateral for any unlawful purpose; (j) at its own expense, upon request of Lender, notify any parties obligated to Debtor on any Collateral to make payment to Lender and Debtor hereby irrevocably grants Lender power of attorney to make said notifications and collections; (k) and does hereby authorize Lender to perform any and all acts which Lender in good faith deems necessary for the protection and preservation of Collateral or its value or Lender's security interest therein, including transferring any Collateral into its own name and receiving the income thereon as additional security hereunder. Lender may not exercise any right under any corporate security which might constitute the exercise of control by Lender so as to make any such corporation an affiliate of Lender within the meaning of the banking laws until after default.

           3. The term default shall mean the occurrence of any of the following events: (a) non-payment of any indebtedness when due or non-performance of any obligation when due, whether required hereunder, under the Notes or otherwise; (b) deterioration or impairment of the value of Collateral; (c) default by Debtor under this Agreement, the Loan Agreement or the Deed of Trust or under of any other agreement with Lender dealing with the extension of credit or with debt owing Lender or any misrepresentation of Debtor or its representative to Lender whether or not contained herein; or
(d) a change in or the actual existence of, any deterioration or impairment in the ability of Debtor to meet any of its obligations to Lender.

           4. Whenever a default exists, Lender, at its option may: (a) without notice accelerate the maturity of any part or all of the secured obligations and terminate any agreement for the granting of further credit to Debtor; (b) sell, lease or otherwise dispose of Collateral at public or private sale; unless Collateral is perishable and threatens to decline speedily in value or is a type customarily sold on a recognized market, Lender will give Debtor at least five (5) days prior written notice of the time and place of any public sale or of the time after which any private sale or any other intended disposition may be made; (c) transfer any Collateral into its own name or that of its nominee; (d) retain Collateral in satisfaction of obligations secured hereby, with notice of such retention sent to Debtor as required by law; (e) notify any parties obligated on any Collateral consisting of accounts, instruments, chattel paper, chooses in action or the like to make payment to Lender and enforce collection of any Collateral herein; (f) require Debtor to assemble and deliver any Collateral to Lender at a reasonable convenient place designated by Lender; (g) apply all sums received or collected from or on account of Collateral including the proceeds of any sales thereof to the payment of the costs and expenses incurred in preserving and enforcing rights of Lender including but not limited to reasonable attorneys' fees, and indebtedness secured hereby in such order and manner as Lender in its sole discretion determines; Lender shall account to Debtor for any surplus remaining thereafter, and shall pay such surplus to the party entitled thereto, including any second secured party who has made a proper demand upon Lender and has furnished proof to Lender as requested in the manner provided by law, in like manner, Debtor, unless an Accommodation Debtor only, agrees to pay to Lender without demand any deficiency after any Collateral has been disposed of and proceeds applied as aforesaid; and (h) exercise its Lender's lien or right of setoff in the same manner as though the credit were unsecured. Lender shall have all the rights and remedies of a secured party under the Uniform Commercial Code of California in any jurisdiction where enforcement is sought, whether in California or elsewhere. All rights, powers and remedies of Lender hereunder shall be cumulative and not alternative. No delay on the part of Lender in the exercise of any right or remedy shall constitute a waiver thereof and any exercise, or partial exercise, by Lender of any right or remedy under this Agreement shall not preclude the exercise of any other right or remedy of Lender under this Agreement or at law or in equity or the further exercise of the same remedy. The execution and delivery of this Agreement shall not be construed to derogate or impair the lien or provisions of the Deed of Trust with respect to any property described in the Deed of Trust that is real property or which the parties have agreed to treat as real property. Lender's rights, power and remedies as to the Collateral shall be exercisable as to any part or all of the Collateral as Lender may elect.

           5. Debtor waives: (a) all right to require Lender to proceed against any other person including any other Debtor hereunder or to apply any Collateral Lender may hold at any time or to pursue any other remedy. Collateral, endorsers or guarantors may be released, substituted or added without affecting the liability of Debtor hereunder; (b) the defense of the Statute of Limitations in any action upon any obligations of Debtor secured hereby; (c) if Debtor is an Accommodation Debtor, all rights under Uniform Commercial Code Section 9112; and (d)any right of subrogation and any right to participate in Collateral until all obligations hereby secured have been satisfied in full.

           6. Debtor warrants: (a) that it is or will be the lawful owner of all Collateral free of all claims, liens or encumbrances whatsoever, other than the security interest granted pursuant hereto; (b) all information, including but not limited to financial statements furnished by Debtor to Lender heretofore or hereafter, whether oral or written, is and will be correct and true as of the date given; and (c) if Debtor is a business entity, the execution, delivery and performance hereof are within its powers and have been duly authorized.

           7. Debtor hereby assumes, and releases Lender from, all risk of loss, destruction or damage to all or any part of the Collateral by reason of any casualty or cause whatsoever except as caused by the intentional misconduct of Lender, and Debtor shall indemnify and hold Lender harmless from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, reasonable attorneys' fees and costs) imposed upon or incurred by or asserted against Lender by reason of (a) any failure by Debtor to perform or comply with the terms of this Agreement or (b) the exercise by Lender of any rights or remedies provided hereunder or at law or in equity, except as caused by Lender's intentional misconduct.

           8. If more than one Debtor executes this Agreement the obligations hereunder are joint and several. All words used herein in the singular shall be deemed to have been used in the plural when the context and construction so require. Any married person who signs this Agreement expressly agrees that recourse may be had against his/her separate property for all of his/her obligations to Lender.

           9. This Agreement shall inure to the benefit of and bind Lender, its successors and assigns and each of the undersigned and their respective heirs, executors, administrators and successors in interest. Upon transfer by Lender of any part of the obligations secured hereby, Lender shall be fully discharged from all liability with respect to Collateral transferred therewith.

           10. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Agreement shall be prohibited or invalid under applicable law, such provisions shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such or the remaining provisions of this Agreement.

                                          DEBTOR
                                          AWG, LTD.


                                          By: ____________________________
                                              John P. Caponigro, Secretary

                                          Address:
                                          c/o J.E.A. Enterprises, L.L.C.
                                          1800 West Maple Road, Suite 100
                                          Troy, MI  48084
                                          Attn:  Joseph E. Antonini

                                 EXHIBIT "A"

                       DESCRIPTION OF PERSONAL PROPERTY


Some of the "Collateral" granted to Secured Party is the following located on or generated by the real property ("Property") described on Exhibit "B":

           (a) All goods, materials, fixtures, furnishings, as well as any other personal property owned by Debtor, now or hereafter attached to, installed, incorporated, or placed in, on, or about the Property for use as a part of the Property or in conjunction with the use and occupancy of the Property, including, but not limited to, all machinery, vehicles (including motor vehicles and trailers), motors, fittings, doors, windows, signs, pylons, store fronts, screenings, awnings, shades, blinds, carpets, floor coverings, draperies, furnaces, boilers, gas and oil and electric burners and heaters, ducts, vents, hood, flues and registers, hot water heaters, sinks, stoves, ovens, cabinets, drainboards, refrigerators, heating, cooling and air-conditioning equipment, fans, ventilators, wiring, panels, all lighting fixtures and globes and tubes, time clocks and other electrical equipment, and all plumbing and plumbing fixtures and equipment, sprinklers and sprinkler equipment, and all trees, plants, shrubs and other landscaping, and any interest in any of the foregoing, and all attachments, accessories, assessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located; subject however, to the right of Debtor to remove, in the ordinary course of business, such goods, fixtures, furnishings, and equipment for the purpose of replacement with similar items of the same quality performing the same functions, which replacements shall, themselves, become part of the collateral;

           (b) All income, rents, issues, profits, earnings, receipts, accounts, royalties, and revenues, which, after the date of this Agreement and while any portion of the indebtedness secured by the Security Agreement remains unpaid, may accrue from the goods, fixtures, furnishings, and equipment, or any part of them or from the Property or any part of it, or that may be received or receivable by Debtor from any hiring, using, letting, leasing, subhiring, subletting, or subleasing of any of the above items or the Property;

           (c) All inventory, farm products and crops, now owned of hereafter acquired, including, without limitation, all merchandise, raw materials, vines, grapes, grape juice, wine, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Debtor's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Debtor's books relating to any of the foregoing;

           (d) All reserves, deferred payments, deposits, refunds, cost savings, and payments of any kind relating to the construction of any improvements on the Property;

           (e) All water stock relating to the Property;

           (f) All causes of action, claims, compensation, and recoveries, for any damage to or condemnation or taking of the Property, or for any conveyance in lieu thereof, whether direct or consequential, or for any damage or injury to the Property, or for any loss or diminution in value of the Property;

           (g) All winery permits, and all equipment, including but not limited to winery equipment;

           (h) All architectural, structural, mechanical, and other improvements on the Property, and all studies, data, and drawings related to such improvements; and also all contracts and agreements of the debtor relating to those plans and specifications or to those studies, data, and drawings, or to the construction of improvements on the Property; and

(i) All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer list, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind.

                                 EXHIBIT "B"

                         DESCRIPTION OF REAL PROPERTY

COMMENCING AT A POINT ON THE NORTHEASTERN LINE OF THE COUNTY ROAD COMMONLY KNOWN AS THE "BIG RANCH ROAD", WHERE THE SAME IS INTERSECTED BY THE CENTER LINE OF A CERTAIN STONE DITCH RUNNING THROUGH LOT 12 AS SAID LOT IS SHOWN UPON THE MAP HEREINAFTER REFERRED TO, SAID POINT OF COMMENCEMENT BEING FURTHER DESCRIBED AS BEING THE POINT OF INTERSECTION OF SAID NORTHEASTERN LINE OF THE "BIG RANCH ROAD" WITH THE SOUTHEASTERN LINE OF THE 39.25 ACRE TRACT HERETOFORE CONVEYED TO L. L. JORDAN BY DEED OF RECORD IN BOOK 112 OF DEEDS, AT PAGE 18, RECORDS OF SAID NAPA COUNTY AND RUNNING THENCE FROM SAID POINT OF COMMENCEMENT, AND ALONG THE NORTHEASTERN LINE OF SAID COUNTY ROAD SOUTH 30(degree) 30' EAST 849.5 FEET TO THE SOUTHEASTERN LINE OF SAID LOT 12, THENCE NORTH 55(degree) EAST AND ALONG THE SOUTHEASTERN LINE OF SAID LOT 12, A DISTANCE OF 46.90 CHAINS, MORE OR LESS, TO THE CENTER OF NAPA RIVER; THENCE UP SAID RIVER AND FOLLOWING MEANDERINGS OF THE CENTER LINE THEREOF TO THE SOUTHEASTERN LINE OF THE 33 ACRE TRACT CONVEYED TO E.C. GADDINI BY DEED OF RECORD IN BOOK 110 OF DEEDS, AT PAGE 362, SAID NAPA COUNTY RECORDS, THENCE WESTERLY ALONG THE SOUTHEASTERN LINE OF SAID 33 ACRE TRACT TO A LARGE OAK TREE AND THENCE SOUTH 55 3/4(degree) WEST AND ALONG THE SOUTHEASTERN LINE OF SAID GADDINI AND THE SOUTHEASTERN LINE OF PREMISES CONVEYED TO JORDAN HEREINABOVE REFERRED TO, 1697 FEET TO THE POINT OF COMMENCEMENT. BEING A PORTION OF LOT 12, AS SHOWN ON THAT CERTAIN MAP, DUPLICATE PLAT OF THE SAUSAL RANCHO, RECORDED NOVEMBER 21, 1864 IN BOOK 1 OF DEEDS AT PAGE 99, NAPA COUNTY RECORDS, AND BEING THE SAME AS SET FORTH ON RECORD OF SURVEY MAP NO. 3998, FILED FEBRUARY 2, 1987 IN BOOK 25 OF SURVEYS, PAGE 62, NAPA COUNTY RECORDS.

APN 036-170-038